Code of Ethics
for
DoubleLine Funds Trust
and
DoubleLine Capital LP

Effective Date:  August 26, 2010

TABLE OF CONTENTS

Page

I.	INTRODUCTION 1
A.	Applicable to all Personnel 1
1.	Applicability of this Code to the Disinterested Trustees 1
2.	Authority to Exempt Any Person from Coverage 2
3.	Documentation 2
B.	Access to the Code 2
C.	Regulatory Requirements 3
D.	Other Topics Covered In the Code 4
E.	Code May be Supplemented by Other Applicable Policies 4
F.	Best Judgment and Further Advice 4
II.	DUTY TO REPORT VIOLATIONS OF THIS CODE, SANCTIONS AND ACKNOWLEDGEMENT 6
A.	Duty to Report Violations of this Code 6
1.	Review and Investigation 6
2.	Heightened Supervision or Other Responsive Actions 6
3.	Involvement of Legal Counsel 6
4.	Where the Chief Compliance Officer is Implicated by the Violation Being Reported 7
B.	SANCTIONS 8
1.	Requirement that Chief Compliance Officer be Informed of all Internal Discipline 8
2.	Possible Sanctions 8
C.	ACKNOWLEDGEMENT 8
III.	GENERAL STANDARD OF CONDUCT 11
A.	Fiduciary Duty 11
B.	Adherence to Good Business Practices 12
C.	Compliance with Applicable Federal Securities Laws and Other Requirements 12
D.	Client Representations 12
IV.	CONFLICTS OF INTEREST 14
A.	General Statement of Policy 14
B.	General Description of Conflicts 14
C.	Particular Conflicts 15
1.	Conflicts Related to the Provision of Disinterested and Impartial Advice or Undertaking a Transaction on Behalf of a Client 15
2.	Appropriation of Client Information for Personal Benefit 15
3.	Soft Dollars 15
4.	Selecting Suppliers and Service Providers 16
D.	General Antifraud Prohibitions 16
V.	CONFIDENTIALITY/PRIVACY 18
A.	General Statement of Policy -- Confidentiality 18
B.	Sharing of Information Within the Companies 18

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1.	Presentations to the Fund’s Trustees 18
C.	Sharing of Information Outside the Companies 19
D.	Reasonable Safeguards 20
E.	Reporting of Possible Confidentiality Breach 20
1.	Special Considerations Involving Information Disclosure About Publicly Traded Clients 21
VI.	PROHIBITION AGAINST INSIDER TRADING 22
A.	Companies’ Policy – Insider Trading 22
B.	Recognizing Material Nonpublic Information 22
1.	Nonpublic Information 22
2.	Materiality 22
3.	Breach of Fiduciary Duty or Duty of Trust or Confidence 23
C.	Avoiding the Receipt and Misuse of Material Nonpublic Information 24
1.	Pre-Sounding 24
2.	Involvement by the Companies in a Nonpublic Transaction 25
3.	Contacts with Officials of Publicly-Held Companies 25
4.	Board Seats 26
5.	Creditors’ Committees 26
6.	Other Situations 26
D.	Required Steps to Take If Exposed to Material Nonpublic Information 27
E.	Responsibilities of the Chief Compliance Officer 27
1.	Upon Receipt of Notification of Possible Receipt of Material, Nonpublic Information/Imposition of Information Barriers 27
2.	Pre-Sounding 29
3.	Maintenance of Restricted and Watch List 29
F.	Reporting of Insider Trading Activity 31
G.	Annual Attestation 32
VII.	REPORTING OF ACCOUNTS AND TRANSACTIONS INVOLVING SECURITIES AND OTHER FINANCIAL PRODUCTS 33
A.	General Statement of Companies’ Policy With Respect to Account and Notification 33
1.	Notification 33
2.	Right of Companies to Limit Where Accounts May be Carried 34
3.	Annual Attestation 34
B.	Disclosure and Furnishing of Records Regarding Financial Products 35
1.	Initial Holdings Report Notification Form 36
2.	Amended Notifications 37
3.	Quarterly Attestation 38
4.	Annual Attestation 41
5.	Other Reports or Information 42
6.	Reporting Requirements Applicable to Disinterested Trustees 42
7.	Excluded Products 43
C.	Review of Account Statements and Holding Report Notifications 44
VIII.	INVESTMENT ACTIVITIES 46
A.	Overview 46
B.	Provisions of General Applicability 46

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1.	Prohibition on Doing Indirectly What Cannot Be Done Directly 46
2.	When in Doubt 46
3.	Breaking Trades 46
4.	Hardship 46
C.	Prohibitions and Pre-Approval Requirements of General Applicability 47
1.	Prohibited Transactions 47
2.	Transactions Requiring Pre-Approval 48
3.	Transactions Requiring Pre-Clearance 49
D.	Additional Restrictions Applicable to Access Persons 51
1.	Access Persons Defined 51
2.	Maintenance of Lists of Access Persons 52
3.	Transactions with a Heightened Approval Requirement 52
4.	Round Trip Transactions within 60 Day Window 53
5.	Additional Restrictions Applicable to Portfolio Managers 53
IX.	OUTSIDE BUSINESS ACTIVITIES 55
A.	General Policy 55
1.	Non-Profit Entities 55
2.	Directorships 55
3.	Fiduciary Appointments 55
4.	Documentation 56
B.	Receipt of Payment of Third Party Compensation 56
1.	Documentation 56
C.	Annual Attestation 57
X.	GIFTS AND GRATUITIES AND POLITICAL ACTIVITIES 58
A.	Gifts and Gratuities 58
1.	Solicitations of Gifts 58
2.	Receipt of Gifts and Entertainment 58
3.	Giving of Gifts and Entertainment 59
4.	Notice and Approval Process 60
5.	Gift and Entertainment Log 60
B.	Political Contributions 61
1.	General Prohibition on Contributions to Obtain Business 62
2.	Prohibition and Restrictions on Contributions by the Companies 62
3.	Contributions by DoubleLine Personnel 62
4.	Solicitations by DoubleLine Personnel 62
5.	Use of Companies’ Facilities for Political Purposes 63
6.	Use of Companies’ Name and Address of the Companies 63
C.	Annual Attestation 63
XI.	CLIENT COMPLAINTS AND INDICATIONS OF INAPPROPRIATE CONDUCT 64
A.	General Statement of Policy 64
B.	Responsibility of designated supervisor 64
C.	Responsibility of the Chief Compliance Officer 65
1.	Review and Reporting 65
2.	Acknowledgement 65
3.	Documentation 65

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XII.	ANNUAL REVIEW BY TRUSTEES

ATTACHMENTS

Acknowledgement of Receipt of Initial Code of Ethics

Acknowledgement of Receipt of Initial Code of Ethics (consultants)

Acknowledgement of Receipt of Amended Code of Ethics

Exhibit VII A1:                       Annual or Initial Holdings Report

Exhibit VII A2:                       Request for Duplicate Confirmations and Statements

Exhibit VIII C:                         Request for Preauthorization – Personal Trades

Exhibit X. A.:                          Annual Non-Cash Compensation Acknowledgement and Certification  (aka: Gift Form)

Exhibit XI C:                           Required Annual Attestations and Disclosures

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I.INTRODUCTION

DoubleLine Funds Trust, a registered investment company (the “Trust”), together with its  registered adviser, DoubleLine Capital LP (the “Adviser”), which provides operational support for the Trust and will perform all actions discussed herein on behalf of the Trust, have jointly adopted this Code of Ethics (the “Code”) to set forth the ethical and professional standards required by the Trust and the Adviser (collectively, the “Companies”) and to demonstrate the commitment of the Companies and their management to maintaining the trust and confidence of the investors in the funds offered by the Trust (collectively, the “Funds”) and of the adviser’s clients, to upholding high standards of integrity and business ethics and professionalism, and to compliance with legal and regulatory requirements and with the Companies’ internal policies and procedures.

A.	Applicable to all Personnel

The Code covers all personnel of the Trust and the Adviser, including partners, officers, directors (and other persons occupying a similar status or performing similar functions), and employees, as well as individuals associated with the Companies in any manner that provide investment advice on their behalf and are subject to their supervision and control (collectively, hereinafter, the “DoubleLine Personnel” or “Personnel”).  The term “Personnel” shall also include any individuals who are members of the DoubleLine Capital GP LLC, the Adviser’s general partner.

Temporary employees and consultants that, in each case, are engaged to provide clerical, administrative or professional services that are not directly investment related will not be considered to be Personnel subject to this Code except to the extent the Chief Compliance Officer notifies them to the contrary.

1.	Applicability of this Code to the Disinterested Trustees

Various provisions of this Code either do not apply to the Trustees of the Trust who are not “interested persons” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the “Disinterested  Trustees”), or applies only in a limited fashion.

The following Sections of this Code do not apply to the Disinterested Trustees:

•	Section VIII (Investment Activities)

•	Section IX (Outside Business Activities)

•	Section X (Gifts and Gratuities and Political Activities)

In addition, Disinterested Trustees are required to comply with only Subsection A(5) of Section VII (Reporting of Accounts and Transactions Involving Securities and Other Financial Products).

2.	Authority to Exempt Any Person from Coverage

Notwithstanding the foregoing, the Chief Compliance Officer may exempt any person from all or any portion of the Code upon a finding that such person is neither an “Access Person,” as defined at Rule 17j-1(a)(1) under the Investment Company Act of 1940 (the “Investment Company Act”) or Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) or a “supervised person,” as defined at Section 202(a)(25) of the Advisers Act, and that, such person’s duties and responsibilities are such that application of all or any particular portion of this Code to such person is not reasonably necessary.  Accordingly, all persons subject to the Code shall be considered to be Access Persons, regardless of whether they meet any particular definition thereof while persons that have been exempted from all or any particular portion of the Code shall not be considered to be Access Persons to the extent of that exemption.

The Chief Compliance Officer also may waive provisions of the Code on a case by case basis, after reviewing the circumstances surrounding the request for a waiver. An example of such a waiver would be the waiver of the two day requirement to execute a trade.  The Chief Compliance Officer shall keep a written record of all such waivers and the basis for such waiver.

3.	Documentation

The Chief Compliance Officer is responsible (i) for maintaining a record of all personnel associated from time-to-time with the Companies and, as to each individual, the dates of such person’s association, the title or position held by such individual and whether such person was exempted from all or any portion of the Code and, therefore is not considered to be an Access Person, and, (ii) as to all persons exempted from all or any portion of the Code, for documenting the basis for such exemption.

DOCUMENT RETENTION REQUIREMENT
Document:  A record of all Trustees, officers and employees of the Fund and documentation of the basis for any exemption from the Code

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years after the end of the fiscal year in which such record was created, provided any documentation as to any exemption from the Code shall be maintained for a minimum of five years after the end of the fiscal year in which the relevant individual’s association with the Companies was terminated.

Regulatory Reference:  Investment Company Act Rule 17j-1(f)(1)(D) and Advisers Act Rule 204-2(a)(13)(ii)

B.	Access to the Code

All Personnel will be provided access to the Code, either in hard copy or on the Companies’  internal electronic systems.  Personnel should keep the Code available for easy reference.

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C.	Regulatory Requirements

The Code has been adopted in connection with the Companies’ compliance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1(c) under the Investment Company Act of 1940 (the “Investment Company Act”), as applicable thereto.

As a registered investment adviser, the Adviser, pursuant to Rule 204A-1, is required to establish, maintain and enforce a written code of ethics that, at a minimum:

•	Sets forth the general standard of conduct required of all supervised persons, which standard reflects the fiduciary duties that the Adviser and all such individuals owe to the Adviser’s clients.

•	Requires compliance by all supervised persons with applicable federal securities laws.

•	Requires certain supervised persons to report, and for the Adviser to review, their personal securities transactions and holdings periodically.

•	Requires prompt reporting by all supervised persons of any violations of this Code.

•
Requires distribution by the Adviser of the Code and of any amendments to all supervised persons and for the Adviser to obtain written acknowledgements from all such individuals as to their receipt of the Code.

Both the Trust and the Adviser are also required pursuant to Rule 17j-1 under the Investment Company Act to adopt a written code of ethics that contain provisions reasonably necessary to prevent their “Access Persons,” as defined in Investment Company Act Rule 17j-1(a)(1), from:

•	employing any device, scheme or artifice to defraud a Fund;

•
making any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

•	engaging in any manipulative practice with respect to a Fund.

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D.	Other Topics Covered In the Code

In addition to the minimum requirements set forth above, the Code also addresses the Companies’ policies and procedures regarding:

•	Sanctions for violating the Code

•	Safeguarding and maintaining confidential information

•	Prohibitions against insider trading

•	Investment activities

•	Outside business activities

•	Giving and receiving of gifts and entertainment

•	Political activities

•	Client complaints

•	Annual review by Trustees

E.	Code May be Supplemented by Other Applicable Policies

The Code has been drafted in a manner that allows it to apply equally to all Personnel regardless of their specific functions or responsibilities.  As a result of this “one size fits all” approach, the Companies may, from time-to-time, supplement the Code as it applies to Personnel that perform certain functions or that have particular responsibilities by the adoption of separate, more specialized policies and procedures.  Where this is the case, Personal to whom these separate policies and procedures apply must comply with both the Code and these additional policies – or the more restrictive of the two in the case of a conflict.  More generally, the existence of the Code should not be understood as relieving Personnel, in any manner, from their continuing responsibility to familiarize themselves, and to comply, with all applicable policies and procedures of the Companies.

F.	Best Judgment and Further Advice

It is not reasonable to expect this Code or other applicable policies or procedures of the Companies to cover all of the possible situations that Personnel may encounter.  For this reason, nothing in this Code removes the need for all Personnel to use their best judgment in order to maintain high professional standards and to consult with their supervisors as well as appropriate legal or compliance Personnel, as needed.

Personnel that are unsure how to handle a particular situation are urged to consult with their supervisor or legal or compliance personnel for advice.

References:	Advisers Act Section 202(a)(25): Definitions (definition of “Supervised Person”)
Advisers Act Rule 204A-1(a): Investment Adviser Codes of Ethics (adoption of code of ethics)
Investment Company Act Section 17: Transaction of Certain Affiliated Persons and Underwriters
Investment Company Act Rule 17j-1: Personal Investment Activities of Investment Company Personnel

II.DUTY TO REPORT VIOLATIONS OF THIS CODE, SANCTIONS AND ACKNOWLEDGEMENT

A.	Duty to Report Violations of this Code

DoubleLine Personnel are required to report promptly any violation or potential violation of the Code to the Companies’ Chief Compliance Officer. Any such report shall be maintained in confidence and no retaliation shall be made against the individual making such report and, indeed, any retaliation for the reporting of a violation of the Code shall itself constitute a violation of the Code.

ACTION REQUIRED TO BE TAKEN
Any individual that becomes aware of a violation of this Code must promptly report such violation. RESPONSIBLE PARTY: Any applicable individual

1.	Review and Investigation

The Chief Compliance Officer shall be responsible for the prompt review and investigation of any violations of the Code reported to, or independently discovered by, the Chief Compliance Officer.  The Chief Compliance Officer shall also be responsible for reporting any substantiated material violations of the Code to appropriate senior management within the Companies and to the Board of Trustees of the Trust (the “Trustees”) and for appropriately documenting such review and investigation, the reporting thereof to senior management, and any action, including any sanctions, taken as a result thereof.

2.	Heightened Supervision or Other Responsive Actions

The Chief Compliance officer shall be responsible for determining whether any violation of the Code that is brought to the Chief Compliance Officer’s attention indicates a need (i) for heightened supervisory procedures, and, if so, the means by which such need should be addressed, and (ii) any change in the Companies’ procedures or policies or applicable controls.  In addition, the Chief Compliance Officer, after conferring with legal, shall also be responsible for determining whether the violation, or any sanction imposed as a result thereof, requires disclosure or reporting, including to the Companies’ clients or, any regulatory, law enforcement or other outside party.  The Chief Compliance Officer shall be responsible for appropriately documenting each  determination.

3.	Involvement of Legal Counsel

Notwithstanding the assignment of responsibility to the Chief Compliance Officer with respect to the review and investigation and reporting of violations, where either the Chief Compliance Officer, counsel, or the Disinterested Trustees determine that sufficient reasons exist for any such review, investigation, or reporting to be conducted under the direction of legal counsel or such outside counsel as shall engage for such purpose shall have the ultimate responsibility for the conduct of such review, investigation, and the reporting and documentation thereof.

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer is responsible for the review and investigation of violations of the Code, for reporting of any substantiated material violations to the Companies’ senior management and/or the Trustees, as applicable, for determining whether the violation indicates a need for heightened supervisory procedures, changes to procedures or policies or applicable controls, and whether there is any requirement to disclose or report the violation or any sanction imposed as a result thereof.
RESPONSIBLE PARTY:  The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Documentation of the review and investigation of purported violations of the Code and the reporting, if applicable, thereof to senior management and/or the Trustees of any action taken as a result thereof.
Responsible Party:  Chief Compliance Officer
Maintenance Period:  A minimum of five years from the end of the fiscal year during which the documentation was created, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.
Regulatory Reference:  Advisers Act Rule 204-2(a)(12) and (e) and Investment Company Act Rule 17j-1(f)(B).

4.	Where the Chief Compliance Officer is Implicated by the Violation Being Reported

Notwithstanding the foregoing, where a person making a report believes that the Chief Compliance Officer is implicated in any violation being reported, the reporting person may report such violation to any of the Companies’ senior management, including the Disinterested Trustees, as such individual believes is appropriate (the “Receiving Person”).  Upon the receipt of a report of a violation, the Receiving Person shall either cause the Companies to undertake such review and investigation of the reported violation and to take such other action as is contemplated above or promptly report such matter to another member of senior management as the Receiving Person believes is appropriate, who, upon receipt of such report, shall have the responsibility of a Receiving Person.

ACTION REQUIRED TO BE TAKEN
Each Receiving Person, if any, is responsible for either causing the Adviser to undertake such review and investigation of any violation of the Code as is contemplated above or for promptly reporting such matter to another member of senior management who shall, thereupon, assume the responsibilities of a Receiving Person.
RESPONSIBLE PARTY:  Each Receiving Person

References:	Advisers Act Rule 204A-1(a)(4): Investment Adviser Codes of Ethics (duty to report violations)
Advisers Act Rule 204-2(a)(12)(ii): Books and Records to be Maintained by Investment Advisers (record of any violation of the Code and action taken as a result)
Advisers Act Rule 204-2(e)(1): Books and Records to be Maintained by Investment Advisers (holding periods for certain required records)
Investment Company Act Rule 17j-1(c)(2)(ii)(A): Personal Investment Activities of Investment Company Personnel (Administration of Code of Ethics)
Investment Company Act Rule 17j-1(f)(B): Personal Investment Activities of Investment Company Personnel (Recordkeeping Requirements)

B.	SANCTIONS

1.	Requirement that Chief Compliance Officer be Informed of all Internal Discipline

No internal discipline shall be imposed on any DoubleLine Personnel for violation of this Code without the underlying matter and the sanction to be imposed being first brought to the attention of the Companies’ Chief Compliance Officer.

2.	Possible Sanctions

Possible sanctions for violation of this Code may include, but need not be limited to, reprimands, monetary fines, suspensions, reduction in responsibilities, grade or title, or termination.  Sanctions are imposed by the firm’s senior management.

C.	ACKNOWLEDGEMENT

All Personnel must read, understand and adhere to this Code as well as any amendments to the Code.  Personnel (with the exception of the Trustees) are also required to sign an Acknowledgement that they have read the entire Code, and from time-to-time, any amendments, and have had an opportunity to review any portions with their supervisor and a member of the Compliance Department.

By signing the Acknowledgement, each signatory agrees to perform fully all applicable responsibilities and to comply with all applicable restrictions, limitations, and requirements set forth in the Code and acknowledge that any such failure may result in disciplinary action, up to and including termination.  Failure to comply with the terms of this Code can also subject the Companies and responsible supervisors and involved individuals to fines, penalties and potentially even criminal proceedings in addition to significant reputational harm and regulatory sanctions.  From time-to-time, the Companies may ask any recipient of this Code may be asked to certify his or her continued compliance with the applicable terms and/or with any other applicable restrictions, limitations or requirements and to sign an Acknowledgement with respect to any amendments hereto.

A copy of the Acknowledgement can be found at the end of this Code.  Each recipient is required to return the completed Acknowledgement to the Chief Compliance Officer.

ACTION REQUIRED TO BE TAKEN
Each recipient is responsible for providing a signed copy of the Acknowledgement to the Chief Compliance Officer.

RESPONSIBLE PARTY:  Each recipient

The Chief Compliance Officer is responsible for obtaining a signed copy of the Acknowledgement from each recipient with respect to the Code and any amendments thereto.

RESPONSIBLE PARTY:  The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Acknowledgement relating to receipt and review of Code and any amendments thereto

Responsible Party:  Chief Compliance Officer

Maintenance Period:  A minimum of five years from the end of the fiscal year in which the applicable individual ceases to be a supervised person of the Companies, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.
Regulatory Reference:  Best practices and Advisers Act Rule 204-2(a)(12)(iii).

References:	Advisers Act Rule 204A-1(a)(5): Investment Adviser Codes of Ethics (written acknowledgement)
Advisers Act Rule 204-2(a)(12)(iii): Books and Records to be Maintained by Investment Advisers (record of written acknowledgement)
Investment Company Act Rule 17j-1: Personal Investment Activities of Investment Company Personnel

III.GENERAL STANDARD OF CONDUCT

The Companies are committed to maintaining the trust and confidence of their shareholders and clients, to upholding high standards of integrity and business ethics and professionalism, and to compliance with legal and regulatory requirements and its own internal policies and procedures.

Compliance with these standards is crucial to the Companies’ long term success.  Simply put, the Companies’ continued success is dependent upon its reputation and there is no more certain way to diminish the Companies’ reputation than by failing to put their shareholders and clients first.  If the Companies serve their shareholders and clients honestly and equitably and to the best of their abilities, their success will follow.

The general standard of conduct required by all Personnel reflects a number of underlying requirements including:

•	the fiduciary duty owed by the Companies and their Personnel to the Funds’ shareholders and the Adviser’s clients;

•	the Companies’ intent to adhere to good business practices;

•	applicable legal and regulatory requirements;

•	the Companies’ own internal policies and procedures; and

•	representations that the Companies have made to its clients in agreements, offering documents or other written materials.

A.	Fiduciary Duty

The Companies’ and all Personnel owe a fiduciary duty to the Funds’ shareholders and to the Adviser’s clients.  This means that the Companies and their Personnel must always place the interests of the Funds’ shareholders and the Adviser’s clients first and may not put their own interests ahead of their shareholders’ and clients’ interests or otherwise abuse their position of trust and responsibility.  More specifically, the Companies’ fiduciary duty to their shareholders and clients requires that Personnel adhere to the following standards:

•	Any recommendation to a client must have a reasonable basis and must be suitable for the client in light of the client’s needs, financial circumstances, and investment objectives;

•
Facts that may be material to the client’s economic interest or decision-making must be disclosed fully and fairly and Personnel must refrain from engaging in fraudulent, deceptive or manipulative conduct;

•	Best execution should be provided with respect to client transactions; and

•	Conflicts of interest should be fully disclosed and fairly managed (as discussed more fully at Section IV hereof).

B.	Adherence to Good Business Practices

The Companies expect all Personnel to adhere to the principles of good business practice.  At a minimum, this requires Personnel to engage in fair and honest conduct in all their dealings and to perform their functions and meet their responsibilities with a degree of professionalism reasonable to the circumstances.

C.	Compliance with Applicable Federal Securities Laws and Other Requirements

Inherent in the above standard is the requirement that the Companies and all Personnel comply at all times with all applicable securities laws as well as the Companies’ own internal policies and procedures.

While many applicable legal and regulatory requirements are reflected in this Code or the Companies’ other policies and procedures, Personnel should not assume that this is true of every relevant securities law or regulation.  As a result, Personnel must take the responsibility to inform themselves of, and understand, the legal and regulatory requirements applicable to their activities.  For this same reason, the Companies expect all Personnel to stay current with respect to applicable regulatory and legislative developments.

D.	Client Representations

The Companies and all Personnel are also expected to comply with any representations that the Companies have made to their clients, including, but not limited to, representations that are made in formal agreements between the Companies and their clients or the offering documents for any of the Companies’ products (where applicable).  This is particularly relevant with respect to adherence to stated objectives and constraints applicable to a portfolio or fund.

References:	Advisers Act Section 206: Prohibited Transactions by Investment Advisers
Advisers Act Rule 204A-1(a)(1) and (2): Investment Adviser Codes of Ethics (adoption of general standard of business conduct and requirement of compliance with applicable Federal securities laws)
Advisers Act Rule 204A-1(e)(4): Investment Adviser Codes of Ethic (definition of “Federal Securities Laws”)
Investment Company Act Rule 17j-1(b): Personal Investment Activities of Investment Company Personnel (Unlawful Actions)
Investment Company Act Rule 17j-1(c): Personal Investment Activities of Investment Company Personnel (Code of Ethics)
Investment Company Act Rule 38a-1(f)(1): Compliance Procedures and Practices of Certain Investment Companies (definition of “Federal Securities Laws”)

IV.CONFLICTS OF INTEREST

A.	General Statement of Policy

The fiduciary duties imposed on the Companies and Personnel require all Personnel to be sensitive to the possibility of conflicts of interest, whether real or apparent, in transactions with clients.  This includes conflicts between the interest of the Companies or their Personnel and their clients and conflicts between two clients.  As a general matter, conflicts should be avoided.  Where they cannot be avoided, it will generally be the case that they should be disclosed and specific consent obtained from the client with respect thereto.  When in doubt, Personnel should contact their supervisor or a member of legal or compliance for advice.

B.	General Description of Conflicts

While it is impossible to describe all conflicts that may arise, in general, conflicts will  include various practices in which the Companies or any Personnel have a pecuniary or other interest in recommending or undertaking a transaction for a client.  It is important to understand that a conflict does not require that the client suffer any actual harm.  It also does not require that the improper interest in question be tangible or otherwise quantifiable or even certain.  It is enough if the improper interest is, or could be viewed as, a motivating factor in the Companies or Personnel recommending or undertaking the transaction.

An improper interest may be economic, personal or otherwise.  In the case of an economic interest, the interest may be a positive benefit or the avoidance, or minimization of, a negative economic result, e.g., the avoidance of an expense or a loss, or loss minimization.

Improper interests can include a wide variety of situations, including situations where:

•
The transaction allows the Companies or Personnel to generate fees or profits, or avoid losses or expenses, from another relationship as, for example, is the case with respect to soft dollars (discussed further below), the receipt of finder’s fees, outside commissions or bonuses;

•	The Companies or Personnel are directly interested in the transaction as, for example, is the case with respect to principal transactions;

•	The transaction benefits a third party in which the Companies or any Personnel has an ownership or other economic interest;

•	The transaction provides a benefit to a third party, rather than to the Companies or any Personnel directly, for an improper purpose as, for example, one that:

•	involves any quid pro quo, e.g., where the benefit is returned to the Companies or Personnel in some manner;

•	is done to benefit a spouse or child or other person for personal reasons; or

•	is done to repay a favor or out of gratitude or for the purpose of obtaining or continuing to receive lavish gifts or entertainment (as discussed further below).

Without limiting the generality of the foregoing, all Personnel should avoid any investment, interest, association or other relationship that interferes, might interfere, or even might be perceived as interfering with the independent exercise by the individual of good judgment in the best interest of the Adviser’s clients or the Funds’ shareholders.

C.	Particular Conflicts

1.	Conflicts Related to the Provision of Disinterested and Impartial Advice or Undertaking a Transaction on Behalf of a Client

Any advice or recommendation, or transaction undertaken on behalf of a client, must be disinterested and impartial.  An interest in a security or issuer, whether direct or indirect, or a relationship with an issuer, may support an inference that advice or a recommendation or the undertaking concerning such security or the securities of an issuer was not disinterested and impartial.

Accordingly, to minimize the possibility of such conflicts the Companies have adopted policies discussed elsewhere herein with respect to:

•	the investment activities of DoubleLine Personnel (see Sections VII and VIII hereof);

•	the holding of any position (e.g., as a director or trustee) with an issuer or its affiliates (see Section IX hereof); or

•	any present or proposed business relationship with an issuer or its affiliates (see Section IX hereof).

2.	Appropriation of Client Information for Personal Benefit

DoubleLine Personnel may not trade or recommend trading in securities on the basis of client information, including information related to client positions, trades, or strategies.  This means that trades and recommended trades by Personnel should always be based upon an investment assessment that is independent of any nonpublic client information.

3.	Soft Dollars

The term “soft dollars” is generally understood as an arrangement under which research or brokerage products or services, other than execution of securities transactions, are obtained by an adviser from or through a broker-dealer in exchange for the direction by the adviser of client brokerage transactions to the broker-dealer.  Because such arrangements can have the effect of using client assets to pay for services that benefit the adviser, rather than the client directly, participation by an adviser in such arrangements is considered to violate an adviser’s fiduciary duty to its clients and, therefore, is generally prohibited.  The one exception to the foregoing is found in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), which exempts the provision of brokerage and research services from the foregoing prohibition.  Any arrangements for brokerage and research services, however, should comply with any separate policies or procedures that may be adopted from time-to-time.

4.	Selecting Suppliers and Service Providers

The acceptance of any compensation or other benefit from a supplier or service provider to the Companies, especially one involving expenses that are, directly or indirectly, borne by the Adviser’s clients, may also be perceived as a conflict in that it may lead to a perception that the provider’s selection may not be in the clients’ best interest.  Accordingly, the Companies’ use of any brokerage firm or other vendor, or service provider may be subject to separate policies and procedures of the Companies subjecting such use to a pre-approval process and other requirements for the purpose of minimizing the possibility of such conflicts.  Moreover, Personnel may not accept compensation, whether in the form of cash or otherwise, for their own benefit from a service provider except in accordance with the provisions of Subsection B of Section IX hereof, which relates to receipt or payment of third party compensation, and Section X hereof, which relates to gifts and entertainment.

D.	General Antifraud Prohibitions

DoubleLine Personnel are prohibited from:

•	employing any device, scheme, or artifice to defraud a client or prospective client;

•	engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon a client or prospective client;

•	making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make a statement made not misleading; or

•	engaging in any act, practice or course of business that is fraudulent, deceptive, or manipulative.

References:	Exchange Act Section 28(e): Effect on Existing Law (exchange, broker, and dealer commissions; brokerage and research services)
Advisers Act Section 206: Prohibited Transactions by Investment Advisers
Advisers Act Rule 204A-1(a)(1) and (2): Investment Adviser Codes of Ethics (adoption of general standard of business conduct and requirement of compliance with applicable Federal securities laws)
Investment Company Act Rule 17j-1(b): Personal Investment Activities of Investment Company Personnel (Unlawful Actions)
Investment Company Act Rule 17j-1(c): Personal Investment Activities of Investment Company Personnel (Code of Ethics)
Investment Company Act Rule 38a-1(f)(1): Compliance Procedures and Practices of Certain Investment Companies (definition of “Federal Securities Laws”)

V.CONFIDENTIALITY/PRIVACY

A.	General Statement of Policy -- Confidentiality

All DoubleLine employees have a duty to safeguard and treat as confidential all nonpublic information concerning the Companies, investors in the Funds, clients of the Adviser, and all transactions in which the Adviser or its clients are involved.  This includes all information concerning a client’s financial circumstances and holdings, and advice furnished to the client.  Moreover, employees may only use Companies or client information within the scope of their employment and, accordingly, may not appropriate such information for their own use or benefit or the use or benefit of any third party.

B.	Sharing of Information Within the Companies

DoubleLine employees should only share client or proprietary information within the Companies with individuals that have a legitimate business need for knowing the particular information.  In addition, employees should not share information in violation of any Information Walls implemented by the Companies as a means of isolating certain kinds of sensitive information within the Companies so that it is not available to employees that perform “public” functions, such as the making of recommendations or giving of advice with respect to trading.  Employees should bring to the attention of the Chief Compliance Officer any attempt by other Personnel to solicit or obtain client or proprietary information for which they do not have a legitimate business need.

ACTION REQUIRED TO BE TAKEN

Each individual that becomes aware of any attempt by Personnel to solicit or obtain client or proprietary information for which they do not have a legitimate business need should bring such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY:  Each applicable individual

1.	Presentations to the Fund’s Trustees

In presenting or furnishing a report to the Fund’s Trustees, representatives of service providers to the Funds should generally refrain from identifying or discussing Fund portfolio transactions that occurred within the preceding 15 calendar days or Fund portfolio transactions that will occur or are actively being considered within the following 15 calendar days (a “Disclosed Portfolio Transaction”).  Exceptions to the foregoing policy may be made upon the request of a Trustee, with the permission of the Chief Compliance Officer or as is otherwise necessary for the Trustee’s to fulfill their oversight responsibilities.

(i)  Notification to Disinterested Trustees

For the purposes of assisting the Disinterested Trustees in fulfilling their reporting obligations under the Code, whenever the Chief Compliance Officer is informed or otherwise becomes aware of a Disclosed Portfolio Transaction, the Chief Compliance Officer shall provide the Disinterested Trustees with specific notice of such fact and remind them of the reporting requirements applicable to the Disinterested Trustees with respect to the applicable securities.  Notwithstanding such obligation on the part of the Chief Compliance Officer, any failure by the Chief Compliance Officer to provide such notice shall not affect or otherwise lessen in any way any reporting obligation that the Disinterested Directors may have under this Code or otherwise.

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer, upon becoming aware of a Disclosed Portfolio Transaction, shall provide notice of such fact to the Disinterested Trustees. RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Notification to the Disinterested Trustees of a Disclosed Portfolio Transaction
Responsible Party:  Chief Compliance Officer
Maintenance Period:  A minimum of five years from the end of the fiscal year in which the notice is given, such document to be retained for the first two years in an appropriate office of the Fund and, thereafter, in an easily accessible place.
Regulatory Reference:  Best Practices.

C.	Sharing of Information Outside the Companies

DoubleLine employees should not discuss or share client or proprietary information with individuals outside the Companies, other than with parties that both have a legitimate need to know such information and have either provided a confidentially agreement that covers such information, which, in accordance with the Companies’ policies, has been reviewed and approved by the Companies’ Compliance Department (or legal counsel, as appropriate) or are themselves under a separate duty to maintain the confidentiality of the information, such as, for example, the Companies’ outside counsel or accounting firm, or employees of regulated entities such as prime brokers, clearing firms or transfer agents.  When any doubt exists as to the need for a confidentially agreement, employees should contact the Companies’ Compliance Department or legal counsel if appropriate.

D.	Reasonable Safeguards

DoubleLine employees should use special care to limit the possibility of inadvertent disclosure of client or proprietary information.  In particular, Personnel should:

•	keep their desk and work areas clear of all confidential information when they are not present;

•	secure all laptops, mobile phones, blackberries and other such devices when unattended;

•	dispose of confidential documents by shredding them or placing them in confidential document waste bins or otherwise complying with proper document destruction procedures;

•	keep sensitive information removed from the office out of public view;

•	limit discussions of such information within the Companies to individuals who have a legitimate business need for knowing the particular information; and

•	consider whether the use of a code name in place of an issuer’s name may be advisable.

Employees should not:

•	leave confidential information in the open, including in a conference room, once a meeting is over;

•	discuss confidential information in places where it may be inadvertently overheard by unauthorized persons, such as in elevators, public transportation, restaurants or the like;

•	discuss confidential information while using a speaker-phone that is turned up loud enough to be overhead by visitors or unauthorized Personnel; or

•	discuss confidential information with individuals outside the Companies except in accordance with the policy set forth above.

E.	Reporting of Possible Confidentiality Breach

Employees should promptly bring to the attention of the Chief Compliance Officer or legal counsel (if deemed appropriate) any suspicion that an unauthorized person has obtained confidential information.

1.	Special Considerations Involving Information Disclosure About Publicly Traded Clients

The inadvertent disclosure of nonpublic information about a client that has publicly traded securities outstanding may trigger a disclosure requirement on the part of the client.  Accordingly, anyone who unintentionally discloses nonpublic information regarding a client that has securities that trade publicly should immediately contact the Chief Compliance Officer so that a determination can be made as to whether there is a need to take any action, including alerting such client of such disclosure so that it will have an opportunity to publicly disclose such information.

ACTION REQUIRED TO BE TAKEN

Each individual should promptly bring any suspicion that an unauthorized person has obtained confidential information to the attention of the Chief Compliance Office or the General Counsel.

RESPONSIBLE PARTY:  Each applicable individual

VI.PROHIBITION AGAINST INSIDER TRADING

A.	Companies’ Policy – Insider Trading

It is unlawful for any person to trade on one’s own behalf or on behalf of others, or to “tip” or recommend trading in securities on the basis of material nonpublic, or “inside” information concerning an issuer or to pass such information to others.  Violations of the foregoing can result in severe civil and criminal penalties for the individuals involved and can result in the imposition of significant penalties on the Companies.

The possession of material nonpublic information by any employee or other Personnel may be attributed to the Companies generally unless the information is effectively isolated by the use of Information Walls so that it is not available to employees that perform public functions, including trading and the making of recommendations or giving of advice with respect to trading.  A breach of the Companies’ Information Walls so that nonpublic information is not confined to Personnel that do not perform public functions, can result in the Companies being required to suspend activities involving trading and the making of recommendations in whole or in part for some indefinite period of time in certain circumstances.

As a result, strict compliance with all applicable procedures that the Companies institute to contain the flow of material nonpublic information is required of all Personnel.  Moreover, and as described more fully below, Personnel that become aware of material nonpublic information must promptly contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

The provisions of this Article VI shall, and shall be construed so as to, apply to the Trustees of the Trust who are not interested persons of the Trust or the Adviser only in respect or their status and activities as such.

Personnel that have questions concerning the requirements of the policies set forth in this Section are urged to consult with their supervisor, the individual responsible for the Chief Compliance Officer or other legal counsel as appropriate.

B.	Recognizing Material Nonpublic Information

1.	Nonpublic Information

Typically, for purposes of the U.S. securities laws, information is considered “nonpublic” if the issuer to which such information relates has not broadly disseminated that information to investors in the marketplace, such as by releasing the information over the news wires, disclosing it in public filings (e.g., Forms 10-K or 10-Q) or otherwise disseminating it in a manner that makes it fully available to investors and a reasonable time has elapsed to allow such dissemination.

2.	Materiality

Information is considered “material” if:  (1) there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; or (2) a reasonable investor would consider it as having significantly altered the total mix of information relating to the issuer’s securities.  Generally, this includes any information the disclosure of which would have a meaningful effect on the price of an outstanding security.

Determining materiality is a fact-specific inquiry, requiring a careful assessment of the inferences a reasonable person would draw from a given set of facts.  By way of guidance, the Securities and Exchange Commission has indicated the following as examples of the types of information or events that may be considered material:

•	impending or potential mergers, acquisitions, tender offers, joint ventures, or changes in assets, such as a large disposal of the same;

•	earnings or revenue information and changes in previously disclosed financial information;

•
events regarding the issuer’s securities, e.g., advance knowledge of a ratings downgrade, defaults on securities, calls of securities for redemption, public or private sales of additional securities, stock splits or changes in dividends, repurchase plans or changes to the rights of security holders;

•	new products or discoveries, or developments regarding clients or suppliers (e.g., the acquisition or loss of a major contract);

•	significant changes in control or management;

•	changes in auditors or auditor notification that the issuer may no longer rely on an auditor’s report;

•	impending bankruptcies or receiverships;

•	information relating to the market for an issuer’s securities, such as a large order to purchase or sell securities; and

•	prepublication information regarding reports in the financial press.

Because assessments of materiality are necessarily highly fact-specific, when in doubt DoubleLine Personnel should err on the side of caution and treat the matter in question as material and   bring such matter to the attention of the Chief Compliance Officer for further consideration.

3.	Breach of Fiduciary Duty or Duty of Trust or Confidence

Generally, except in the case of tender offers (as described in the immediately following subparagraph), the legal prohibitions on the use of material nonpublic information are dependent upon such information being obtained under a fiduciary duty or a duty of trust or confidence.  Nevertheless, even where information is obtained outside of a fiduciary relationship or relationship of trust or confidence, the use of material nonpublic information may still trigger regulatory investigations and reputational concerns.  For this reason, as a general policy, the Companies prohibit use of any material nonpublic information by all Personnel, regardless of whether the information is obtained pursuant to a fiduciary duty or a duty of trust or confidence, except to the extent explicit written approval is obtained from the Chief Executive Officer, President and Chief Compliance Officer (collectively, the “Approving Officers”).

(i)    Special Situations -- Tender Offers

Exchange Act Rule 14e-3 specifically prohibits trading or “tipping,” e.g., providing information to third parties, while in the possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either – irrespective of whether the information was obtained in breach of a fiduciary duty or similar duty of trust and confidence.  Personnel that become aware of nonpublic information relating to a tender offer must promptly contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

C.	Avoiding the Receipt and Misuse of Material Nonpublic Information

Nonpublic information may come to the attention of DoubleLine Personnel in a variety of ways.  Personnel should be aware of the most likely situations so that they can either avoid being “tainted” with such information, which as discussed above may impact their ability to perform their usual functions for the Companies as well as the Companies’ ability to engage in business as usual, or take such actions as are described below to minimize the impact such information may have on the Companies and the affected employee.

In the event any Personnel comes into possession of, or is otherwise exposed to, nonpublic information, such individual must immediately notify the Chief Compliance Officer and must otherwise comply with the requirements of Subsection D below.  Upon being informed of any such matter, the Chief Compliance Officer will make a determination of whether trading (as a firm or for personal trades or both) or other restrictions or controls should be put in  place to minimize any conflicts of interest that may result or lead to any improper use of material nonpublic information by the Companies or their employees.

ACTION REQUIRED TO BE TAKEN

Each individual contacted for the purpose of gauging the Companies’ interest in a potential transaction that has not been publicly disclosed, is responsible for directing the other party to the Chief Compliance Officer and for bring such contact to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY:  The applicable individual

1.	Pre-Sounding

From time to time, investment banks may contact Personnel for the purpose of gauging the Companies’ interest in a potential transaction that has not yet been publicly disclosed.  Because of the potential for such conversations, even when conducted on a hypothetical or no names basis, to result in the disclosure of material, nonpublic information, such conversations must be coordinated through the Chief Compliance Officer and comply with any restrictions or other requirements imposed thereby.

Personnel that are contacted for such purpose must promptly interrupt the investment bank representatives and inform them that applicable policies require that such calls be coordinated through the Companies’ General Counsel or Chief Compliance Officer.  After providing the investment banking representatives with contact information for the General Counsel or Chief Compliance Officer, the contacted Personnel should terminate the call and promptly bring the call to the attention to the General Counsel or Chief Compliance Officer.

2.	Involvement by the Companies in a Nonpublic Transaction

From time-to-time the Adviser may bid for, or cause one of its clients to bid for, securities in a company, purchase securities in a private placement, serve on a creditors’ committee with respect to a bankrupt entity, or otherwise be involved in another type of transaction with an issuer through which the Adviser may be made aware of material nonpublic information.  In such situations, the head of the business unit involved in such transactions is responsible for the Chief Compliance Officer being informed of such involvement at or before the initiation thereof, to the extent practical, but in any event before any material nonpublic information is provided to the Adviser or any Personnel.

ACTION REQUIRED TO BE TAKEN

The head of the business unit involved in any transaction with an issuer that may result in the receipt by the Adviser of material nonpublic information, is responsible for bringing such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY:  The applicable business unit head

3.	Contacts with Officials of Publicly-Held Companies

Contacts with public companies may constitute an important part of the Companies research efforts and investment decisions may be made based on conclusions formed through these contacts, as well as through an analysis of publicly available information.  Difficult legal issues arise, however, when, in the course of these contacts, Personnel become aware of material nonpublic information.  This could happen, for example, if an issuer’s Chief Financial Officer prematurely discloses quarterly results to an individual associated with the Companies, or an investor relations representative selectively discloses significant news to a handful of investors.  In such situations, the Companies must make a judgment as to its further conduct.  Any individual who believes he or she may have received nonpublic information from an issuer should promptly contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

ACTION REQUIRED TO BE TAKEN

Any individual who believes he or she may have received nonpublic information from an issuer is responsible for promptly bringing such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY:  Each applicable individual

4.	Board Seats

DoubleLine Personnel are sometimes asked to sit or act as Board members for an issuer of publicly held securities.  As noted at Section IX A hereof, any such arrangement must be pre-approved and, in connection therewith, the Chief Compliance Officer, in accordance with Subsection E below, will make a determination of whether trading or other restrictions or controls should be put in  place to minimize any conflicts of interest that may result therefrom or any improper use of material nonpublic information by the Companies or its employees and as is required to comply with any restrictions imposed by the issuer on its directors.  It should be noted that such approval generally will not be granted.

In addition, Board members of public issuers may also be exposed to material nonpublic information concerning other publicly held companies that may have dealings with the company on whose board they sit.  Personnel sitting on the board of a company who receive materially nonpublic information concerning other publicly held companies must immediately contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

5.	Creditors’ Committees

Participants on creditors’ committees are often exposed to nonpublic information regarding the debtor company.  This exposure may affect the Companies’ ability to trade in securities in that company.  Accordingly, Personnel should not agree to sit on any creditor’s committee, whether official or informal (including preliminary meetings that precede creditors’ committees), without first contacting the Chief Compliance Officer, who will obtain any necessary approvals and make a determination of whether trading or other restrictions or controls should be put in place to minimize any conflicts of interest that may result therefrom or any improper use of material nonpublic information by the Companies or its employees and as may otherwise be required of members of the creditor committee.

6.	Other Situations

(i)    Information Originating within the Companies

DoubleLine Personnel that are contacted by another employee for the purpose of communicating material nonpublic information as to which the employee was previously unaware must immediately notify the Chief Compliance Officer regardless of whether any nonpublic information is actually communicated and must otherwise comply with the requirements of Subsection D below.

(ii)    Information Originating Outside the Companies

Similarly, all Personnel that come into receipt of nonpublic information, no matter what the source may be or under what circumstances and no matter whether the information is obtained in the individual’s personal capacity, must immediately contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

ACTION REQUIRED TO BE TAKEN

Any individual who believes he or she may have received nonpublic information or who has been contacted by another employee for the purpose of communicating nonpublic information of which the individual was previously generally unaware, must promptly bring such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY:  Each applicable individual

D.	Required Steps to Take If Exposed to Material Nonpublic Information

Personnel who believe they have been exposed to or may possess material nonpublic information should cease any further actions in any way related to such information or any issuer to which it relates and immediately take the following steps:

•	contact the Chief Compliance Officer or Compliance or legal Personnel;

•	refrain from disclosing the information internally (other than with, or at the direction of, the Chief Compliance Officer or Legal or compliance Personnel) or externally;

•
refrain from recommending or purchasing or selling the subject securities or related securities (whether for a personal account or an account of a client) or otherwise attempting to take advantage of the information whether for one’s own benefit, that of the Companies, a client or any other person; and

•	comply with any restrictions or controls that are put in place by the Companies in response to such exposure or possession.

Compliance with the foregoing will help protect the individual involved, the Adviser’s clients, and the Companies.

E.	Responsibilities of the Chief Compliance Officer

1.	Upon Receipt of Notification of Possible Receipt of Material, Nonpublic Information/Imposition of Information Barriers

Upon the receipt of any notification with respect to the receipt by Personnel of possible material, nonpublic information, the Chief Compliance Officer, in conjunction with legal counsel if deemed necessary, shall be responsible for making a determination of whether the information is material and nonpublic and, if so, whether any actions or precautions should be taken, including restricting the Companies’ activities in any way or placing an Information Wall around the individual involved in such matter together with any other relevant individuals from the public portions of the Companies.

(i) Restrictions on Communication and Information Barriers

Individuals subject to information barriers are prohibited from discussing the information that gave rise to the information barrier except:

•	among other individuals who are part of the same walled off group;

•	with the Companies’ legal counsel, Chief Compliance Officer or such other persons as the Chief Compliance Officer shall specifically direct.

Individuals subject to information barriers should use care to maintain the information that gave rise to the information barrier in confidence and shall:

•	take reasonable steps, including such steps as are set forth at Subsection D of Section V hereof, to safeguard the protected information;

•	not discuss such matter externally with anyone except as specifically provided above; and

•
in accordance with Subsection B of Section V hereof, bring to the attention of the Chief Compliance Officer any attempt by Personnel to solicit or obtain such information unless they have a legitimate business need or reason.

(ii)    Documentation

The Chief Compliance Officer shall also be responsible for documenting any notice received, any review undertaken, and any action taken.

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for determining whether any matter reported is material and nonpublic and, if so, the Companies’ response thereto.

RESPONSIBLE PARTY:  The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Notice of any receipt of material nonpublic information by any individual and the Companies’ response thereto.
Responsible Party:  The Chief Compliance Officer
Maintenance Period:  A minimum of five years, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.
Regulatory Reference:  Best Practices

2.	Pre-Sounding

Upon the receipt of any notification that Personnel have been contacted for the purpose of gauging the Companies’ interest in a potential transaction that has not yet been publicly disclosed, the Chief Compliance Officer shall be responsible for managing the Companies’ participation in any response thereto.

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer is responsible for managing the Companies’ response to any pre-sounding request. RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Documentation of any response to a pre-sounding request.

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years, such documentation to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference:  Best Practices

3.	Maintenance of Restricted and Watch List

The Chief Compliance Officer is responsible for maintaining the Companies’ Restricted and Watch Lists.

The Restricted List is disclosed to DoubleLine Personnel and consists of a list of issuers, e.g.., companies, in which Personnel are prohibited from trading, absent an exemption from such restriction.

The Watch List is not generally disclosed to Personnel and consists of a list of issuers as to which a limited or select group of Personnel may be in possession of nonpublic material information or other sensitive information.  The Watch List facilitates monitoring of trading in such issuer without “tipping” a wider group of Personnel as to the status of the issuer.

As a general matter, the Chief Compliance Officer shall be responsible for the determination to add or remove an issuer from either list.

In considering whether an issuer should be added or removed from the Restricted or Watch List, the following presumptions shall apply:

•	Issuers that are the subject of an Information Wall or similar controls should be placed on the Companies’ Watch List.

•
Issuers as to which Personnel are in possession of material nonpublic information should be placed on the Companies’ Watch List, provided that if such information is widely known among Personnel, the issuer should be placed on the Companies’ Restricted List.

•	Issuers for whom Personnel serve as directors or members of official creditors’ committee should be placed on the Restricted Lists.

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer is responsible for maintaining the Companies’ Watch and Restricted Lists. RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Documentation of any consideration to add an issuer to the Companies’ Watch or Restricted Lists.

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years, such documentation to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference:  Best Practices

F.	Reporting of Insider Trading Activity

All DoubleLine Personnel are required to promptly report to the Chief Compliance Officer any activity related to a client or client related account or employee or employee related account that appears to be based upon material nonpublic information.  Upon receipt of such notice, the Chief Compliance Officer shall be responsible for conducting such review with respect thereto as the Chief Compliance Officer believes appropriate and, in conjunction with the Companies’ senior management, for determining whether the Companies should take any action in response thereto, including reporting such matter to any official, as may be required or appropriate and for documenting such notice, review and determination.

ACTION REQUIRED TO BE TAKEN

Any individual who is aware of any activity related to a client or client related account or employee or employee related account that appears to be based upon nonpublic information, shall promptly report it to the Chief Compliance Officer.

RESPONSIBLE PARTY:  Each applicable individual

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for conducting a review upon receipt of a report of possible insider trading and for determining, in conjunction with the Companies’ senior management, whether the Companies should take any action in response thereto.

RESPONSIBLE PARTY:  The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT
Document:  Documentation of the review and investigation of purported insider trading activity and the Adviser’s response thereto

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years from the end of the fiscal year in which the applicable individual ceases to be a supervised person of the Companies, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference:  Best Practice

G.	Annual Attestation

Personnel will be required to attest annually to their compliance with the foregoing policies on insider-trading. See the form at Exhibit XI C.

References:	Advisers Act Section 204A: Prevention of Misuse of Nonpublic Information
Advisers Act Section 206: Prohibited Transactions by Investment Advisers
Exchange Act, Section 9: Manipulation of Security Prices
Exchange Act, Section 10: Manipulative and Deceptive Devices
Exchange Act Rule 10b5-1: Trading on the Basis of Material Nonpublic Information in Insider Trading Cases
Exchange Act Rule 14e-3: Transactions in Securities on the Basis of Material, Nonpublic Information in the Context of Tender Offers

VII.REPORTING OF ACCOUNTS AND TRANSACTIONS INVOLVING
SECURITIES AND OTHER FINANCIAL PRODUCTS

A.	General Statement of Companies’ Policy With Respect to Account and Notification

All DoubleLine Personnel, other than Disinterested Directors, are required to notify the Companies promptly, in the manner provided below, upon opening any outside account for a Covered Person or Immediate Family Member, each as hereinafter defined, for the purchase, holding or disposition of any financial product, e.g., a security, future, commodity, or any derivative thereon, provided that no notice shall be required with respect to an account of an Immediate Family Member to the extent the individual has no direct or indirect influence or control over such account and that Personnel shall be required to certify in writing that they have no direct or indirect influence or control over such account.

The term “Covered Person” shall mean any account that is beneficially owned by (i) an individual who is subject to these procedures; (ii) such individual’s spouse or domestic partner; (iii) such individual’s child or a child of the individual’s spouse or domestic partner, provided, in each case, the child resides in the same household with, or is financially dependent upon, the individual; and (iv) any account as to which the individual has discretionary authority or direct influence or control, including any account for which an individual acts as trustee, executor or custodian, but excluding any account for an Adviser’s client to the extent the discretion is exercised on behalf of the Adviser.

The term “Immediate Family Member” shall mean, any grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in law, brother-in law, or sister-in-law, but only to the extent such family member shares a household with the individual.

Personnel who are new to the Companies, or whose employment predates the date this Code was first put into effect, must, promptly notify the Companies of all existing accounts that would otherwise fall within the foregoing notification requirement.

All DoubleLine Personnel are also required to notify the Companies promptly upon any change in the account set up information, e.g., a change to the name of the account or the account number, or the closing of such account.

1.	Account and Initial Holdings Notification

All account and initial holding notifications, including account openings, changes to an account and account closings, must be made in a dated writing to the Chief Compliance Officer, and in the case of accounts, shall include the name of the broker, dealer, bank or other party with whom the account was established. Such notification should be provided using a copy of the form (or its substantial equivalent) attached hereto as Exhibit VII A1.  All initial holding notifications shall be submitted within ten (10) days of a person being designated as an Access Person and being subjected to the requirements of the Code. Information submitted in initial holdings reports must be current as of a date no more than forty five (45) days prior to the date the person becomes an Access Person. Information submitted in annual holdings reports must be current as of a date no more than forty five (45) days prior to the date submitted.

At the time any such notification is made, the brokerage or other firm that is to carry the account must also be notified of the need to provide copies of account statements and confirmations to the Companies.  Such notification should be provided by completing and mailing a copy of the form letter attached hereto as Exhibit VII A2.

2.	Right of Companies to Limit Where Accounts May be Carried

Notwithstanding anything herein, the Companies reserve the right to limit the particular firms at which personal securities accounts may be opened and carried, provided that the Chief Compliance Officer may grant exceptions to such policy in the case of hardship or for other good cause.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for providing the Companies with prompt notification with respect to all financial accounts related to holdings of securities, futures, commodities, or any derivative.

RESPONSIBLE PARTY:  All Personnel

DOCUMENT RETENTION REQUIREMENT

Document:  Documentation related to account and initial position notification

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Adviser and, thereafter, in an easily accessible place.

Regulatory Reference:  Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

3.	Disclosure and Furnishing of Quarterly Transaction Reports Regarding Financial Products

No later than thirty days after the end of each calendar quarter, all Personnel, other than Disinterested Directors, must provide the Chief Compliance Officer with the following information with respect to all transactions during such quarter involving a security or financial product, other than “Excluded Transaction,” as defined below, in which they have any direct or indirect beneficial interest:

•
The date of the transaction, the type of product and, as applicable, the exchange ticker symbol or CUSIP, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security or financial product involved;

•	The price of the security or financial product at which the transaction was effected;

•	The name of the broker, dealer, bank or other party with or through which the transaction was effected; and

•	The date that the report is submitted.

(i)    Excluded Transactions

For purposes hereof, the term “Excluded Transaction” means any of the following:

•	A transaction involving an Excluded Product or a Non-Volitional Transaction

•	A transaction as to which all of the information required to be reported is contained in a broker trade confirmation or account statement that has been previously provided to the Adviser;

•
A transaction pursuant to an “Automatic Investment Plan,” which, in accordance with Investment Company Act Rule 17j-1(a)(11), means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation and which includes a dividend reinvestment plan.

ACTION REQUIRED TO BE TAKEN
All DoubleLine Personnel are responsible for providing the Companies with timely quarterly transaction reports. RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document:  Quarterly transaction reports

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Adviser and, thereafter, in an easily accessible place.

Regulatory Reference:  Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

4.	Annual Holdings Reports

As required by Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the Investment Company Act, not later than 45 days after October 1st, all Personnel, other than Disinterested Directors, are required to report in a dated writing to the Chief Compliance Officer the following information, which must be current as of October 1st:

•	The title, number of shares and principal amount of each security or financial product, other than an Excluded Product, in which the individual has any direct or indirect beneficial ownership;

•	The name of any broker, dealer, bank or other party through whom an account is held for the direct or indirect benefit of the individual.

•	The timing of the submission of these reports is designed to coincide with a quarterly transaction report to alleviate confusion about the submission of reports.

ACTION REQUIRED TO BE TAKEN
All DoubleLine Personnel are responsible for providing the Adviser with timely annual holdings reports using the form (or a substantially equivalent version) found at Exhibit VII A1.

RESPONSIBLE PARTY:  All Personnel

DOCUMENT RETENTION REQUIREMENT
Document:  Annual holdings reports

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Adviser and, thereafter, in an easily accessible place.

Regulatory Reference:  Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

5.	Reporting Requirements Applicable to Disinterested Trustees

While Disinterested Trustees are not subject to the foregoing reporting requirements they are required to report any transaction, other than a “Non-Reportable Transaction” (as hereinafter defined), involving a security, other than one that is an Excluded Product, undertaken by the Disinterested Trustee or any Covered Person or any Immediate Family Member, if the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during a 15-day period immediately preceding or after the date of the transaction, (i) the Fund purchased or sold such security, or (ii) the Fund or an adviser to the Fund was considering the purchase or sale of such security (such transaction a “Covered Transaction”).

(i)    Reporting Requirements

Any Disinterested Trustee that is required to report a Covered Transaction shall, no later than 30 days after the end of the calendar quarter in which such transaction occurred, file such report containing such information with respect to such transaction and any account in which the transacted securities were held with the person responsible for the Control Function.

(ii)    Definition of Non-Reportable Transaction

For purposes hereof, the term “Non-Reportable Transaction” means any transaction taken as part of an Automatic Investment Plan or a Non-Volitional Transaction.

ACTION REQUIRED TO BE TAKEN
Each Disinterested Trustee is responsible for providing the Adviser with timely quarterly transaction reports, as applicable. RESPONSIBLE PARTY: Each Disinterested Trustee

DOCUMENT RETENTION REQUIREMENT
Document:  Quarterly  transactions reports for Disinterested Directors

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference:  Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

6.	Other Reports or Information

Notwithstanding the foregoing, all Personnel may be required to provide such additional information regarding any holdings of, or transactions in, financial products at such times and in such manner as the individual responsible for the Control Function may request.

7.	Excluded Products

For purposes hereof, the term “Excluded Products” means the following:

•	Direct obligations of the government of the United States (Note: this does not include obligations of any state, including obligations of any municipality or state agency).

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

•	Shares issued by money market funds.

•	Shares in open-end investment companies (Note: this does not include open-end investment companies that are advised or sub-advised by the Adviser or any affiliate).

•	Exchange traded funds (“ETFs”).

•	Shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not advised by the Adviser or any affiliate.

•	Nonfinancial commodities (e.g., pork belly contracts).

•	Investments in 529 plans not managed, distributed, marketed or underwritten by the Adviser or any of its affiliates.1

8.	Non-Volitional Transaction

For purposes hereof, the term “Non-Volitional Transaction” means any transaction effected for any account over which the applicable Personnel had no direct or indirect influence or control, including transactions such as demutualization, stock splits, stock from mergers or spin-offs, automatic tender offers or stock dividends.

B.	Review of Account Statements and Holding Report Notifications

On a monthly basis, compliance shall review any account statement and any Holding Report Notification form submitted by Personnel. Personnel shall arrange for duplicates of account statements and confirmations by using Exhibit VII A2 (or its substantial equivalent).

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer is responsible for the completion of any required review. RESPONSIBLE PARTY: The Chief Compliance Officer.

DOCUMENT RETENTION REQUIREMENT
Document:  Documentation relating to the review of employee trading
Responsible Party:  The Chief Compliance Officer
Maintenance Period:  A minimum of five years after the end of the fiscal year in which the matter reported related, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.
Regulatory Reference: Best practices and Investment Company Act Rule 17j-1(f)(1)(C)

1 See SEC no-action letter, WilmerHale, July 28, 2010.

References:	Advisers Act Rule 204A-1(a) (3): Investment Adviser Codes of Ethics (review of securities transactions and holdings)
Advisers Act Rule 204A-1(b): Investment Adviser Codes of Ethics (reporting requirements)
Advisers Act Rule 204-2(a)(13)(1): Books and Records to be Maintained by Investment Advisers (record of report with respect to securities transactions)
Advisers Act Rule 204-2(e): Books and Records to be Maintained by Investment Advisers (holding period for certain records)
Investment Company Act Rule 17j-1(d): Personal Investment Activities of Investment Company Personnel (Reporting Requirements of Access Persons)
Investment Company Act Rule 17j-1(e): Personal Investment Activities of Investment Company Personnel (Preapproval of Investments in IPOs and Limited Offerings)
Investment Company Act Rule 17j-1(f): Personal Investment Activities of Investment Company Personnel (Recordkeeping Requirements)

VIII.INVESTMENT ACTIVITIES

A.	Overview

The Companies impose a number of restrictions on trading and investment activities by DoubleLine Personnel, other than Disinterested Trustees.  These restrictions are designed to assist the Companies in complying with applicable legal and regulatory requirements; to help avoid conflicts of interest, including apparent conflicts; and, ultimately, to protect the Companies’ reputation.

B.	Provisions of General Applicability

1.	Prohibition on Doing Indirectly What Cannot Be Done Directly

DoubleLine Personnel are expected to comply with both the letter and the spirit of the restrictions and prohibitions set forth in this Code.  Accordingly, to the extent any transaction would put an individual in an economic position that would be substantially equivalent to a prohibited or restricted transaction, such transaction is similarly prohibited or restricted.  By way of illustration, where a long position in an underlying equity would be prohibited, it would be prohibited for an individual to establish a derivative or synthetic position that achieves similar economics.

2.	When in Doubt

When in doubt as to the applicability of these restrictions and prohibitions to any transaction, Personnel should either refrain from entering into the transaction or discuss the matter with their supervisor or a member of Compliance or Legal.

3.	Breaking Trades

As all or part of a sanction imposed, the Companies may require that Personnel break or unwind any transaction entered into by any Personnel in violation of these provisions.  In such case, the Companies shall not have any obligation to reimburse the individual for any loss suffered as a result thereof and any realized profits shall be disgorged and provided to a charitable organization chosen by the Companies.

4.	Hardship

The Chief Compliance Officer may grant exceptions to certain restrictions or prohibitions set forth herein in the case of hardship or for other good cause, provided that any such exemption shall be documented and otherwise in compliance with any applicable legal requirements.

DOCUMENT RETENTION REQUIREMENT

Document:  Documents related to any decision to approve a hardship or other  exception

Responsible Party:  The Chief Compliance Officer, as applicable

Maintenance Period:  A minimum of five years after the end of the fiscal year in which the approval was given or denied.

Regulatory Reference:  Best practices and Advisers Act Rule 204-2(a)(13)(iii) and 204A-1(c)

C.	Prohibitions and Pre-Approval Requirements of General Applicability

1.	Prohibited Transactions

Nonpublic Information.  All DoubleLine Personnel are strictly prohibited from trading or participating in any investment activity, including without limitation the making of any recommendation, whether on their own behalf or on behalf of a shareholder or client of the Companies or other third party, on the basis of material nonpublic information or nonpublic client information, including client securities information.

Manipulative Conduct.  Personnel are strictly prohibited from engaging in any trading or investment activity that constitutes manipulative conduct.  This would includes trades that do not have a bona fide purpose, e.g., that are done to influence market price or convey a false appearance of price movement or volume.

Fraud.  Personnel are strictly prohibited from participating in any investment activity that is known to any such individual to involve fraudulent activities such as forgery, non-disclosure or misstatement of material facts or the taking of any action that is meant to conceal or misrepresent the actual facts of a matter.  This would include, for example, knowingly backdating a document or recording a trade as occurring at an incorrect time.

Restricted List.  Absent an exception specifically granted by the Chief Compliance Officer, Personnel are prohibited from trading or participating in any investment activity in any security on the Companies’ Restricted List.

Use of Strategy or Research. Personnel are prohibited from engaging in any transaction, other than a transaction on behalf of the Companies, a shareholder or client, involving use of the Companies’ strategy or research.

Uncovered Short Trade.  Personnel are prohibited from entering into an uncovered short trade.

Uncovered Option.  Personnel are prohibited from writing an uncovered option.

2.	Transactions Requiring Pre-Approval

All DoubleLine Personnel are prohibited from engaging in any Restricted Transaction (as defined below) without first obtaining prior approval by the Approving Officers.  In considering any such trade, Personnel should understand that the Approving Officers will be under no obligation to respond to any request for approval within any stated time and once any such matter is considered may withhold approval for any reason or for no reason at all and, in any event, will withhold approval where it is determined that any such transaction may be legally uncertain, may give the appearance of a  conflict of interest, or may expose the Companies to reputational risk, risk of regulatory inquiry or other harm, no matter how remote.  Pre-approval shall be obtained using the form provided as Exhibit VII C (or its equivalent as determined in the judgment of the Chief Compliance Officer).

For purposes hereof, a Restricted Transaction shall mean:

•
acquiring ownership, directly or indirectly, in any security issued in an initial public offering or a limited offering or private placement (each as defined below), other than an offering of an interest in a private placement sponsored by the Companies, but including any interest in a hedge fund

•	transfers of interest in private placements sponsored by the Companies, other than transfers for estate planning purposes or that are court-mandated

Requests for approval must be submitted directly to the Chief Compliance Officer.  When considering approval of any request, the Approving Officers will take into consideration whether the investment opportunity is one that should have been reserved for the Adviser’s clients and whether the opportunity is being offered by virtue of the individual’s position with the Adviser.

(i)    Initial Public Offering Defined

For purposes of the foregoing, the term “initial public offering” shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

(ii)    Limited Offering and Private Placement Defined

For purposes of the foregoing, the terms “limited offering” or “private placement” shall each mean an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), which provides an exemption for transactions by an issuer not involving any public offering, or Section 4(6), which involve offers or sales by an issuer solely to one or more accredited investors, or pursuant to Rule 504, Rule 505, or Rule 506 of Regulation D, which allow offerings for a limited dollar amount and/or to a limited number of investors.

ACTION REQUIRED TO BE TAKEN
All DoubleLine Personnel are responsible for obtaining pre-approval of all Restricted Transactions. RESPONSIBLE PARTY: All Personnel.

DOCUMENT RETENTION REQUIREMENT

Document:  Documents related to any decision of a request to approve a Restricted Transaction including the reason supporting any approval

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years after the end of the fiscal year in which the approval was given or denied.

Regulatory Reference:  Advisers Act Rule 204-2(a)(13)(iii) and Investment Company Act Rule 17j-1(e)

References:	Advisers Act Section 204A: Prevention of Misuse of Nonpublic Information
Advisers Act Section 206: Prohibited Transactions by Investment Advisers
Advisers Act Rule 204A-1(c): Investment Adviser Codes of Ethics (pre-approval of certain investments)
Advisers Act Rule 204-2(a)(13)(iii): Books and Records to be Maintained by Investment Advisers (record of decision regarding certain securities acquisitions)
Investment Company Act Rule 17j-1(e): Personal Investment Activities of Investment Company Personnel (Pre-Approval of Investments in IPOs and Limited Offerings)

3.	Transactions Requiring Pre-Clearance

Except as otherwise set forth below, all DoubleLine Personnel must obtain pre-clearance for any investment transaction in an account for which notification is required to be given pursuant to Section VII A hereof or as to which a Holdings Report Notification form would be required pursuant to Section VII B hereof.

Pre-clearance requests must be made directly to the Chief Compliance Officer or to such persons as the Chief Compliance Officer shall otherwise direct.  Individuals that make a pre-clearance request may be required to supply certain key information and to make certain certifications, such as that they have no knowledge that the financial product is under active consideration for purchase or sale by the Companies for their shareholders and/or clients.  Pre-clearance shall be obtained using the form provided as Exhibit VII C (or its equivalent in the judgment of the Chief Compliance Officer).

Any transaction as to which pre-cleared has been obtained must be completed two business days following the day pre-clearance is obtained.  Transactions, or portions thereof, not completed within these times constraints must be immediately canceled and, thereafter, may only be completed following the obtaining of a new pre-clearance. The Chief Compliance Officer may waive the two day requirement in the CCO’s sole judgment.

Limit orders, once approved, are not subject to further pre-approval, unless the limit or other factors is changed.

NOTE: Post-approval is not permitted.  Any trade completed before pre-clearance is obtained or after the approval window has terminated may be broken or unwound as provided at Section VIII. B. 4 and may result in disciplinary action.

(i)    Pre-clearance is not required for the following types of transactions:

•	Purchase or sales involving an Excluded Product;

•	Purchase or sales pursuant to an Automated Investment Plan;

•	Assignment of options or exercise of an option at expiration;

•	Purchase or sales of shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not advised by the Adviser or any affiliate; and

•	Investments in unregistered funds sponsored by the Companies.

(ii)    De minimis exception

Preclearance also is not required for any trade of any equity security of 1,000 shares or $50,000, whichever is less in dollar terms except for trades involving Reportable Funds, IPOs or other items otherwise prohibited or restricted under the Code. Municipal bonds may be traded up through and including the $50,000 level without preclearance.

By way of example, the de minimis exception may not be used for:

•	Any bond (debt security) trade (except trades in direct obligations of the government of the United States or municipal bonds)2

•	Any security issued by a client

•	Any Reportable Fund (any fund advised or sub-advised by the Firm)

•	To trade any security for which pre-approval has been denied within the past fifteen days

•	To trade any security for which pre-approval is required under this Code (examples include initial public offerings, private placements and restricted securities)

In no event may any Access Person use the de minimis exception to avoid compliance with other aspects of this Code.

D.	Additional Restrictions Applicable to Access Persons

1.	Transactions with a Heightened Approval Requirement

To avoid potential conflict situations and the appearance of a conflict, Access Persons shall not enter into any transactions that could reasonably be characterized as a contrary transaction or a trading ahead transaction, each as described below, unless the particular transaction has been pre-approved by Approving Officers. The applicable Approving Officers shall only approve such a transaction where they (i) have documented their  awareness of such facts as would allow the specific transaction to be characterized as a contrary transaction or a trading ahead transaction and (ii) have a reasonable belief that the transaction will not adversely impact the client’s position or strategy.  In making such determination, the Approving Officers shall consider such factors, such as the size of the transaction or the liquidity of the market for such product, as they reasonably believe are relevant to such determination.

Contrary Transaction.  A contrary transaction is one that that reflects a view that is contrary to:

•
any currently contemplated, but unexecuted, shareholder or client transaction or current recommendation made to a shareholder or client or other transaction under active consideration, but only to the extent the individual is aware of such contemplated transaction or recommendation;

_________________________________

2 Municipal bonds currently are not traded for client accounts. Should municipal bonds be traded for client accounts, personal municipal bond trades will no longer be permitted under the de minimis exception.

•	any trade made on behalf of a shareholder or client by such individual or by the Companies during the previous fifteen (15) days, but only to the extent the individual is aware of such trade; and

•	any current position known by the individual to be held by a shareholder or client as a result of either or both of the Companies’ recommendation or decision.

For purposes of the foregoing, any strategy or research shall be considered to be a recommendation that has been made to a shareholder or client to the extent it has been made known to the applicable shareholder or client, is being prepared for the benefit of such shareholder or client, or is being used in connection with the exercise by the Companies of trading discretion on behalf of such shareholder or client.

Trading Ahead Transaction  A “trading ahead transaction” is one that seeks to take advantage of market movements that are likely to result from an impending trade, e.g., an increase in price as a result of the purchase of a large position, or the execution of contemplated strategy or  research.

ACTION REQUIRED TO BE TAKEN

Each Access Person is responsible for any pre-approval obtained with respect to a contrary transaction or trading ahead transaction to reflect awareness of such facts as requires the specific transaction to be so characterized.

RESPONSIBLE PARTY:  All Access Persons

2.	Round Trip Transactions within 60 Day Window

Access Persons shall forfeit any profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities, other than Excluded Products and pre-cleared ETFs, within any sixty (60) day period.  Such profits will be calculated by matching most recent purchases against a given sale or most recent sales against a given purchase.

Note:  This prohibition effectively limits the utility of options trading and short sales of securities and could make legitimate hedging activities less available.

3.	Additional Restrictions Applicable to Portfolio Managers

A portfolio manager is prohibited from:

•
purchasing or selling any security for any client account as to which the portfolio manager serves as the portfolio manager within fifteen days after the purchase or sale of such security for an account for which the portfolio manager is required to provide notification pursuant to Subsection A of Section VII hereof.

•
purchasing (selling) any security for an account for which the portfolio manager is required to provide notification pursuant to Subsection A of Section VII hereof for a period of fifteen calendar days after that security is sold (bought) on behalf of any Adviser client for which the portfolio manager serves as portfolio manager or any investment company client for which the portfolio manager serves as investment manager.

Violation of this policy will result in reversal of the transaction in the portfolio manager’s account, with any profits realized subject to disgorgement.

Determination of the status of an individual as a portfolio manager rests in the sole discretion of the Chief Compliance Officer, who may rely on marketing materials, human resource records, or other available information, as ascertained by the CCO in the CCO’s sole discretion.

References:	Advisers Act Section 204A: Prevention of Misuse of Nonpublic Information
Advisers Act Section 206: Prohibited Transactions by Investment Advisers
Advisers Act Rule 204-2(a)(13(ii): Books and Records to be Maintained by Investment Advisers (list of Access Persons)

IX.OUTSIDE BUSINESS ACTIVITIES

A.	General Policy

It is the policy of the Companies to require all DoubleLine Personnel to obtain written pre-approval from the Approving Officers before accepting any outside employment or compensation, e.g.., other than with the Companies, the General Partner or any affiliate thereof.  This includes engaging in any business activity other than a passive investment and would include being an officer, director, limited or general partner, member of a limited liability company, employee or consultant.

1.	Non-Profit Entities

The foregoing requirement does not apply to service by Personnel, other than investment advisory services, on an uncompensated basis as an officer or director of a charitable, professional, civic or non-profit entity, provided such entity is not an Adviser client and has no business relationship with the Companies.

2.	Directorships

Approval of any Personnel to serve on the board of directors/trustees of any issuer entity will only be granted based upon a determination that the board service will not create an actual or potential conflict with the interest of the Companies’ shareholders or clients.  Where board service is authorized, the Chief Compliance Officer shall make a determination of whether trading or other restrictions or controls should be put in place to minimize any conflicts of interest that may result therefrom or any improper use of material nonpublic information by the Companies or their employees and as is required to comply with any restriction imposed by the issuer on its directors/trustees.

Where the board service is within the scope of the individual’s employment by the Companies, whether because the Companies hold a position in the entity or the Adviser’s client’s hold a position in the entity, all compensation awarded to directors, in the form of cash or securities, shall be for the benefit of the Adviser’s clients holding such interest, and, if none, for the Companies’ benefit and accordingly individuals serving in such capacity shall disgorge all compensation received.

3.	Fiduciary Appointments

DoubleLine Personnel may not accept appointment as (i) a fiduciary, including as an executor, trustee, guardian, or conservator, or (ii) a consultant in connection with fiduciary or active money management matters, without the written pre-approval from the Approving Officers. The foregoing prohibition does not apply to appointments involving estates of family members.

4.	Documentation

The Chief Compliance Officer is responsible for documenting all approvals given, the terms thereof, and the notice given with respect thereto.

ACTION REQUIRED TO BE TAKEN
All DoubleLine Personnel are responsible for obtaining written pre-approval of all outside business activities from the Approving Officers. RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document:  Documents related to the approval of outside business activities

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  During such time as the employee is engaged in any approved activity and for a minimum of five years thereafter.

Regulatory Reference:  Best Practice

B.	Receipt of Payment of Third Party Compensation

Except with the written pre-approval of the Chief Compliance Officer, Personnel are not allowed to accept compensation for their own benefit from, or pay to, a third party regardless of whether the compensation is in the form of cash or non-cash compensation.  All commission and other payments must be paid to, or by, the Companies and cannot be paid directly to, or by, an employee.

1.	Documentation

The Chief Compliance Officer is responsible for documenting all approvals given, the terms thereof, and the notice given with respect thereto.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for obtaining written pre-approval from the Chief Compliance Officer before accepting or paying any compensation directly to a third party.

RESPONSIBLE PARTY:  All Personnel

DOCUMENT RETENTION REQUIREMENT

Document:  Documents related to the approval of the receipt or payment of third party compensation

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  During such time as the employee is engaged in any approved activity and for a minimum of five years thereafter.

Regulatory Reference:  Best Practice

C.	Annual Attestation

Personnel will be required to attest annually to their continued compliance with the foregoing requirements. (See Exhibit XI C.)

X.GIFTS AND GRATUITIES AND POLITICAL ACTIVITIES

Giving, receiving or soliciting a gift in a business setting, sponsoring lavish client entertainment or soliciting or making political contributions may create an appearance of impropriety or may raise a potential conflict of interest.  In order to minimize these concerns, the Companies have adopted the following limitations on soliciting, receiving or giving gifts or soliciting or making political contributions.

A.	Gifts and Gratuities

1.	Solicitations of Gifts

Except as otherwise provided at Subsection B below, Personnel are prohibited from soliciting, directly or indirectly, any item of value (a “Gift”), e.g., gifts, loans, favors, or lavish entertainment from any individual employed by any entity with which the Adviser or the Trust has, or hopes to have, a business or client relationship (a “Covered Individual”).

2.	Receipt of Gifts and Entertainment

(i)    General Exclusion

DoubleLine Personnel may accept Gifts from any individual if the individual giving the gift is related to the recipient by blood or marriage or a close personal friend and the gift is consistent with such relationship.

(ii)    Unsolicited Gifts

DoubleLine Personnel may accept unsolicited Gifts from Covered Individuals, provided such Gift falls within one of the following exceptions:

•	the gift has a value of less than $100 and is consistent with customary business practices;

•	the gift is perishable and the recipient shares it generally with co-workers at the Companies; or

•	acceptance of the gift is approved in writing by the Chief Compliance Officer.

Personnel may not accept cash gifts from Covered Individuals.

(iii)    Unsolicited Entertainment

DoubleLine Personnel may accept unsolicited entertainment from Covered Individuals, provided (i) such entertainment is consistent with customary business practices and the host is in attendance; (ii) the entertainment is being provided to attendees or participants at a meeting sponsored by the host without Personnel being singled out, or (iii) the entertainment is approved in writing by the Chief Compliance Officer.

(iv)    Notification of the Receipt of Unsolicited Gifts or Entertainment

All employees must declare all gifts received during the calendar year to Compliance using Exhibit X. A. Such reports must be received by January 15 of the subsequent year.

ACTION REQUIRED TO BE TAKEN
All DoubleLine Personnel must notify the Chief Compliance Officer on an annual basis regarding the receipt of any unsolicited gift or entertainment. RESPONSIBLE PARTY: All Personnel

3.	Giving of Gifts and Entertainment

DoubleLine Personnel are required to obtain the written approval of an Approving Officer prior to giving any Gift, other than “reasonable entertainment costs” (as described below), to any Covered Individual or other person covered by any of the provisions below.

(i)    Permitted Entertainment

Approving Officers control decisions regarding permitted entertainment. Receipts from such entertainment shall set forth the date, parties in attendance and their employers, the entertainment provided, the business purpose therefore, and include an itemized list of the costs associated therewith.  To be considered reasonable entertainment, both the host and the guest must attend the entertainment together.  Moreover, any entertainment shall be appropriate for business entertainment such as, for example, sporting, civic or cultural events, and meals.

(ii)    Special Treatment Regarding Foreign Officials, Regulators and Pension Plans

DoubleLine Personnel may not give any Gift or other thing of value, including entertainment, reasonable or otherwise, to any representative of a governmental, regulatory or self-regulatory organization, pension plans or any foreign official without the written pre-approval of an Approving Officer.  The foregoing restriction shall not include the offering of coffee, tea, a soda or the like, or of a snack or light refreshment to a representative attending a meeting at one of the Companies, any food or drink that is offered generally to other attendees or participants at a meeting sponsored by the Companies, or other offerings of similar character and intent.

(iii)    Special Treatment Regarding Unions and Union Officials

Special reporting rules apply when officers of the Companies furnish gifts or entertainment to labor unions or union officials.  These special rules are independent of, and in addition to, any approval procedures otherwise applicable under this Code.  The Companies may be required to file Form LM-10 with the Department of Labor by March 31st of the calendar year following any year in which the Companies or any Personnel made any payments, gave any gifts, or entertained any union officials, including union pension fund trustees.

(iv)    Personnel may not give anything of value, including entertainment, reasonable or otherwise, to any union or union representative, including a union pension fund trustee, without the written pre-approval of the Chief Compliance Officer.

(v)     Requirements of Clients and Other Third Parties

Personnel shall not provide a gift or entertainment to a client, potential client or other third party in violation of any policy established by such client, potential client or other third party.

Personnel subject to any Code of Ethics or similar policies of any client, issuer, or other third party must comply with such policies as though such policies were set forth herein and made a part hereof.

4.	Notice and Approval Process

All requests by DoubleLine Personnel with respect to the approval of a Gift or any entertainment, other than permitted reasonable entertainment costs, shall be in writing and provided to the Chief Compliance Officer.

5.	Gift and Entertainment Log

The Chief Compliance Officer shall maintain a Gift Log, which shall consist of the compilation of each Employee’s Gift Logs, as prepared and presented annually.  (See Exhibit X A).

The Chief Compliance Officer shall also capture such addition information as may be necessary in connection with any filing that may be required in connection with Form LM-10 or any other gift and entertainment reporting scheme to which the Companies and/or their Personnel may be subject.

(i)    Review of Gift Log

The Chief Compliance Officer is responsible for the review of the Gift and Entertainment Log on at least an annual basis for the purpose of identifying patterns that may raise concerns.

(ii)     Filing of Forms

The Chief Compliance Officer is responsible for the timely filing of Form LM-10 and any other gifts and entertainment reports that the Companies may be required to make.

(iii)     Documentation

In addition to the Gift and Entertainment Log, the Chief Compliance Officer is responsible for maintaining documentation relating to the Chief Compliance Officer’s annual review of the Gift and Entertainment Log and all entertainment notices and any filings as to which the Companies are subject.

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for maintaining a Gift and Entertainment Log, reviewing the Log on an annual basis, the timely filing of Form LM-10, as applicable, and any other gifts and entertainment filing to which the Companies are subject, and maintaining documentation related to the Log and its review and any filings made by the Companies.

RESPONSIBLE PARTY:  The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document:  Documents related to Gifts and entertainment, including the Gift and Entertainment Log and any Forms LM-10 filed

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years from the end of the fiscal year in which the event occurs.

Regulatory Reference:  Best Practice

References:	Labor-Management Reporting and Disclosure Act of 1959 Form LM-10 U.S. Foreign Corrupt Practices Act of 1977

B.	Political Contributions

In the U.S., both federal and state laws impose limitations, and in some cases restrictions, on certain kinds of political contributions and activities. These laws apply not only to U.S. citizens, but also to foreign nationals and both U.S. and foreign corporations and other institutions. Accordingly, the Companies have adopted policies and procedures concerning political contributions and activities regarding federal, state, and local candidates, officials and political parties.

This policy regarding activities and political contributions applies to the Companies and all Personnel.  Failure to comply with these rules could result in civil or criminal penalties for the Companies and the individuals involved.

These policies are intended solely to comply with applicable laws and regulations and to avoid any appearance of impropriety. These policies are not intended to otherwise interfere with an individual’s right to participate in the political process.

1.	General Prohibition on Contributions to Obtain Business

Both the Companies and DoubleLine Personnel are prohibited from making or soliciting political contributions for the purpose of obtaining or retaining advisor contracts with government entities.   For purposes hereof, the term political contribution includes contributions to a current office holder, candidate, political party, or party or political committees (including committees supporting or opposing ballot initiatives, e.g.., referendum).

2.	Prohibition and Restrictions on Contributions by the Companies

Federal law prohibits political contributions by the Companies or in their name in support of candidates for federal office.  Accordingly, such contributions are prohibited.  Because restrictions may also apply with respect to contributions to state and local officials, no such contributions may be made by the Companies or in their names except to the extent the same is first approved in writing by the Approving Officers.

3.	Contributions by DoubleLine Personnel

Subject to the restrictions set forth herein, Personnel are free to give to candidates for federal, state and local office as a matter of personal choice, provided that preclearance from the Chief Compliance Officer must be obtained before any contribution may be made to a candidate or official that serves or is seeking to serve on the governing board of any of the Companies’  shareholders or clients.

Personnel also must seek preclearance before making contributions3 to officials4 of government entities5 who can influence the hiring of an investment adviser in connection with money management mandates.6 Preclearance is not required for contributions of $350 or less to any one candidate for whom Personnel may vote (per election), and $150 or less to candidates for whom Personnel may not vote (per election, where primaries and general elections are considered two separate elections). Payments to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity also are covered by this requirement.

______________________

3 A contribution is defined to include a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election or payments towards the transition or inaugural expenses of the successful candidate for state or local office.

4 An official includes an incumbent, candidate or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser.

5 Government entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans.

6 See SEC Rule 206(4)-5 under the Advisers Act.

Personnel also are prohibited from seeking the assistance of others (including Political Action Committees) to bundle or coordinate the solicitation of such contributions. In sum, Personnel shall not attempt to do indirectly what they may not do directly.

Personnel detecting that they have made a contribution without receiving preclearance should report such contributions to the General Counsel or Chief Compliance Officer immediately. In certain cases, it is possible that seeking (and achieving) the return of the contribution can preclude application of the SEC rules and penalties. However, because the rule is new, there can be no assurance that any attempt to preclude application of the statutory penalties will be completely successful. Personnel are advised to comply with the requirements at all times, to avoid the potential difficulty of attempting to unwind an impermissible political contribution.

These prohibitions exist whether the government entity seeks Adviser’s services through a separate account, a covered pooled investment vehicle (such as a hedge fund or other private investment vehicle) or a registered investment company (such as the Funds), if the Funds are an investment option of a plan or program of a government entity that is participant directed.

The Adviser is required to retain chronological records of any such contributions made by its Personnel or the Adviser. Any contributions (whether or not subject to the de minimis exclusion) made by Personnel shall be annotated on the quarterly reports submitted on Exhibit VII A.3. Records of contributions by the Adviser to government officials able to influence the selection of investment advisers for money management mandates and to Political Action Committees and other records related to this requirement shall be maintained by Corporate Accounting.

As part of the Initial Reports, new Access Persons are required to provide information regarding their political contributions for the two year period prior to becoming an Access Person, to allow the Adviser to verify whether any such contributions have the potential to disqualify Adviser from future or current business opportunities with government entities.

(i)    Restrictions on Foreign Nationals

Political contributions, expenditures and disbursements, whether directly or indirectly, to U.S. candidates by persons who are not U.S. citizens or permanent resident aliens are prohibited by law.  Accordingly, Personnel who are not U.S. citizens or permanent resident aliens are prohibited from making political contributions, expenditures or disbursements with respect to U.S. candidates.

(ii)    Restrictions on Reimbursement of Contributions by Others

As such action is against the law, Personnel (and the Companies) are prohibited from reimbursing others for political contributions.

4.	Solicitations of Political Contributions by DoubleLine Personnel

In soliciting political contributions, Personnel must avoid any confusion that suggests, in any way, that either Company has approved, supports or is otherwise involved in the solicitation.  Without limitation, Personnel involved in soliciting political contributions must not:

•	use the address or name of either Company; and

•	in soliciting other Personnel must clearly state that the contribution is entirely voluntary on the part of the person being solicited.

5.	Prohibition on Use of Paid Third Party Solicitors for Government Entity Advisory Business

Personnel of the Adviser shall not engage third parties to solicit government entities for advisory business unless such third parties are certain registered broker-dealers or registered investment advisers. Only the Approving Officers may authorize use of a third party (which must be a registered broker-dealer or registered investment adviser subject to rules prohibiting “pay to play” practices) to solicit government entities for advisory business. Prior to the Approving Officers granting such approval, the Adviser shall adopt appropriate policies and procedures to monitor and oversee such activities.

6.	Use of Companies’ Facilities for Political Purposes

The Companies’ facilities may only be used for political purposes to the extent the same is first approved in writing by the Approving Officers.

7.	Use of Companies’ Name and Address of the Companies

No use of the Companies’ names or addresses may be used in connection with explicit political activities unless required by law or permission has been first obtained in writing from the Approving Officers.  This includes listing of the Companies’ names in biographical or professional descriptions.

C.	Foreign Corrupt Practices Act

1.	Discussion

The Foreign Corrupt Practices Act of 1977, as amended, ("FCPA" or the "Act'), in pertinent part, makes it illegal for a U.S. issuer, domestic concern, or any person other than an issuer or domestic concern while in the territory of the United States, to utilize the mails or any instrumentality of U.S. commerce, corruptly, in furtherance of a payment, or the provision of anything of value, or an offer, promise or authorization thereof directly or indirectly, to a foreign government official, political party or candidate, for the purpose of influencing his or her official actions or securing any improper advantage, or inducing such foreign official to use his or her influence with a foreign government to affect or influence any act or decision of such government in  order to assist the U.S. company in obtaining or retaining business for or with, or directing business to, any person. The statute further prohibits payments or gifts of anything of value to any person while “knowing” that such payment or gift will be given to a foreign official for a business purpose.

2.	Actions

a. Personnel will be required to complete Exhibit XI. D. upon becoming an Access Person or upon any changes in their status regarding non-US government officials. Also, certain persons that are not Access Persons may be required to complete Exhibit XI. D because of the nature of their responsibilities with the Adviser  or as a result of their contractual relationship with the Adviser.

b. The CFO shall ensure that any payments made by the Adviser or the Funds to a foreign official are properly recorded in the financial books and records of the Adviser or the Funds.

D.	Annual Attestation

Personnel will be required to attest annually to their continued compliance with the foregoing requirements. (See Exhibit XI E.)

XI.CLIENT COMPLAINTS AND INDICATIONS OF INAPPROPRIATE CONDUCT

A.	General Statement of Policy

All DoubleLine Personnel are required to promptly bring to the Chief Compliance Officer any communication received, whether verbal, electronic, e.g., email, text message, instant messenger (e.g., “chat”), or fax, hard copy, or otherwise, that contains (or appears to contain) any form of complaint about impermissible or inappropriate conduct of the Companies.  Similarly, and in accordance with Section VI hereof, Personnel should also bring to the attention of the Chief Compliance Officer, any communication received that contains a nonpublic or confidential information about a security or issuer that is inappropriate for receipt by the employee.  Employees should bring to the Chief Compliance Officer’s attention the receipt of any other information that may reasonably be of concern (e.g., possible illegal activities, allegations of misconduct on the part of any employee, allegations of mistreatment of any client).

ACTION REQUIRED TO BE TAKEN
All DoubleLine Personnel are responsible for bringing to the attention of the Chief Compliance Officer any client complaints. RESPONSIBLE PARTY: All Personnel.

B.	Responsibility of the Chief Compliance Officer

1.	Review and Reporting

Upon being notified of a complaint, the Chief Compliance Officer shall promptly review the complaint and make a determination as to whether, in light of any such review, the facts underlying the complaint indicate a need to notify the Companies’ legal counsel or otherwise take any immediate action including imposition of restrictions or heightened supervision with respect to any individual or Supervisor and/or is otherwise indicative of a weakness or other shortcoming in the Companies’ procedures or policies.

Upon notification of a matter not involving a complaint, the Chief Compliance Officer shall undertake such review and take such additional action as the Chief Compliance Officer shall think appropriate.

2.	Acknowledgement

The Chief Compliance Officer, working with the applicable senior management, will arrange for an acknowledgement to be sent in response to all written complaints.

3.	Documentation

For each written complaint, the Chief Compliance Officer shall create a record, which shall include the complainant's name and address; the date the complaint was received; the name of any Personnel identified in the complaint and the identification of any Personnel responsible for subject matter of the complaint; a description of the nature of the complaint; and the disposition of the complaint.

For each complaint, the Chief Compliance Officer shall also maintain a narrative (or correspondence) involving any review or investigation and follow up activities, indicating who undertook the investigation, what the findings were and what follow-up steps have been taken.

ACTION REQUIRED TO BE TAKEN

Upon notification of a complaint or certain other matters, Chief Compliance Officer shall make such review and make such filings as are appropriate and cause the Companies to acknowledge any such complaint in writing.  The Chief Compliance Officer shall also be responsible for appropriate documentation regarding the above.

RESPONSIBLE PARTY:  Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document:  Documents related to all client complaints.

Responsible Party:  The Chief Compliance Officer

Maintenance Period:  A minimum of five years from the end of the fiscal year in which the event occurs.

Regulatory Reference:  Best Practice

XII.ANNUAL REVIEW BY TRUSTEES

No less frequently than annually, the Chief of Compliance and other senior management shall furnish a written report to the Trustees, which shall:

•
describe any issues arising under the Code of Ethics or “material compliance matter,” as such term is defined at Rule 38a-1(e)(2) of the Investment Company Act, not previously reported to the Trustees, including any information regarding sanctions and remedial actions taken in response thereto;

•	list all waivers given by quantity and type and describe any waivers that might be considered material or important by the Trustees;

•	list all approvals of investments in IPOs and Limited Offerings that were granted;

•
certify that the Chief Compliance Officer has reviewed the Code and the compliance and supervisory policies and procedures of the Companies and has found that they are reasonably designed to prevent violations of the Federal Securities Laws and of the Code itself.

DOUBLELINE FUNDS TRUST

AND

DOUBLELINE CAPITAL LP

ACKNOWLEDGEMENT OF INITIAL RECEIPT

OF

CODE OF ETHICS

This acknowledgement must be signed and returned to the Chief Compliance Officer.

I hereby acknowledge that I have read the Code of Ethics for DoubleLine Funds Trust and DoubleLine Capital LP and have had an opportunity to review any portions thereof with my supervisor and the Chief Compliance Officer or other member of the Compliance Department.  By signing below, I agree to perform fully in accordance with such provisions of the Code of Ethics as are applicable to me, including the requirement that I promptly report to the Chief Compliance Officer any violation of the Code of which I become aware.  I understand that my failure to fully comply with all applicable provisions may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions and result in significant reputational harm.

Signature:  ______________________________

Print Name:  _____________________________

Date:  ___________________________________

DOUBLELINE FUNDS TRUST

AND

DOUBLELINE CAPITAL LP

ACKNOWLEDGEMENT OF INITIAL RECEIPT

OF

CODE OF ETHICS (CONSULTANTS)

This acknowledgement must be signed and returned to the Chief Compliance Officer.

I have received and read the Code of Ethics for DoubleLine Funds Trust and DoubleLine Capital LP (“DoubleLine”). I understand that, as a consultant, I may be exposed to certain information pertaining to DoubleLine’s portfolio management or trading strategies, including securities traded by DoubleLine on behalf of its clients.

If I am exposed to such information, I will notify the Chief Compliance Officer immediately. I understand that, in such cases, I may be required to conform to the requirements of the Code of Ethics for access persons.

 Signature:  ______________________________

Print Name:  _____________________________

                Date:  __________________________________

DOUBLELINE FUNDS TRUST

AND

DOUBLELINE CAPITAL LP

ACKNOWLEDGEMENT OF RECEIPT OF AMENDED

CODE OF ETHICS

This acknowledgement must be signed and returned to the Chief Compliance Officer.

I hereby acknowledge that I have received a copy of the amended Code of Ethics for DoubleLine Funds Trust and DoubleLine Capital LP, dated as of _______________, and have had an opportunity to review any portions thereof with my supervisor and a member of the Compliance Department.  By signing below, I agree to perform fully in accordance with such provisions of the Code of Ethics as are applicable to me, including the requirement that I promptly report to the Chief Compliance Officer any violation of the Code of which I become aware.  I understand that my failure to fully comply with all applicable provisions may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions and result in significant reputational harm.

Signature:  ______________________________

Print Name:  _____________________________

Date:  _________________________________

Exhibit VII. A1.

DOUBLELINE FUNDS TRUST

AND

DOUBLELINE CAPITAL LP

Annual or Initial Holdings Report

Data is complete as of ____________________

Account (Brokerage firm name)	Account Number	CUSIP	Security Name	# shares	Total $	Notes

(For initial reports: Account statements may be attached if they are within ten days of the date of hire. If the date of this report is more than ten days after the date of the account statements, this chart shall be updated with any changes, or if none, so state.)

(For annual reports: Account statements may be attached if they are within forty five days of the date that this report is required to be submitted. If the date of this report is more than forty five days after the date of the account statements, this chart shall be updated with any changes, or if none, so state.)
                                                                                                                                    _____________________________________________
SIGNATURE

                                                                 _____________________________________________
                                                                 TYPE OR PRINT NAME

     ___________________
     DATE

VII A-1

Exhibit VII A2

DoubleLine Capital LP
Request for Duplicate Confirmations and Statements

Date:

[Address of Outside Firm]

RE:           (NAME OF INDIVIDUAL)
ACCOUNT #

Dear Sir/Madam:

Please be advised that [insert employee] is an employee of DoubleLine Capital LP (“DoubleLine”) and in compliance with NASD conduct rule 3050, Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and/or DoubleLine’s employee Code of Ethics, this account is subject to a requirement that duplicate account statements and trade confirmations be sent to our compliance department at the address below:

In connection with the above account, please send duplicate confirmations and account statements to my employer at the following address:

Attn: Chief Compliance Officer
DoubleLine Capital LP
333 South Grand Ave, Suite 1800
Los Angeles, CA 90071

If you have any questions or comments relative to the foregoing, please do not hesitate to contact me.  Thank you for your kind attention to this matter.

             Very truly yours,

VII A-2

Exhibit VIII C

DOUBLELINE FUNDS TRUST

AND

DOUBLELINE CAPITAL LP

REQUEST FOR PREAUTHORIZATION — PERSONAL TRADES

Any transaction as to which pre-clearance/pre-approval has been obtained must be completed two business days following the day pre-clearance/pre-approval is obtained.   Any transaction, or portion thereof, not so completed will require a New Approval. I will apply for an extension if required.

Date:           _____________________________________________

Name:                      _____________________________________________

Name of Security	Symbol CUSIP	Price if limit order	Buy or Sell	#of Shares/Units	Brokerage Firm	Account Number	Private Placement?

If an option or warrant, describe the underlying security: _______________________________________________

•
I request pre-clearance authorization to effect transaction(s) in the security indicated above for my personal account(s) or another account(s) in which I have a beneficial interest. I am familiar with and certify that this request is made in compliance with the Codes of Ethics.

•	I am not in possession of material, non-public information concerning the securities listed above.
•	If selling, I have held this security for more than sixty days.
•	Unless indicated, this purchase is not an IPO or restricted security.
•	If I am a portfolio manager, trader or analyst: This transaction is not a Contrary Transaction (opposite of investment advice given to clients.)

Transaction Authorized By:_________________________ Date:_______________________
-----------------------------------------------------
Signature of Person Requesting Authorization

Exhibit X. A.

DOUBLELINE FUNDS TRUST

AND
DOUBLELINE CAPITAL LP

ANNUAL NON-CASH COMPENSATION -- ACKNOWLEDGEMENT AND CERTIFICATION

Instructions: Complete all sections of form. If not applicable, please indicate N/A or None.

Name	Date

I hereby acknowledge and certify that I understand the rules and procedures under the DoubleLine Funds Trust and DoubleLine Capital LP Code of Ethics regarding Non-Cash Compensation and Gifts.

I further certify that during the last twelve months I have not directly or indirectly accepted or made payments or offers of payments of any non-cash compensation, except for:

a)	usual and customary promotional items, of de minimis value, such as hats, pens, T-shirts, and similar items marked with a vendor’s logo

b)	gifts of nominal value (i.e. under $100 to or from any single individual associated with a vendor per year) or;

c)
an occasional meal or entertainment such as a sporting event, a show, or comparable events, with the vendor present. If the vendor does not accompany you to such events then the cost of the tickets are subject to the gift and dollar limitations above. All entertainment or meals should be neither so frequent nor so extensive as to raise any question of propriety and may not be preconditioned on achievement of a sales target or volume of trades.

Report all gifts given or received below (you are not required to report the usual or customary promotional items such as hats, pins, t-shirts, and similar items marked with a vendor’s logo):

For period January 1, ____ through December 31, ______.

From whom received or to whom given
Date	Gift Description	Name/Organization	Est. Value

Signature:_________________________________________________

DOUBLELINE CAPITAL, LP
Foreign Corrupt Practices Act (FCPA) Questionnaire

Exhibit XI D

In keeping with DoubleLine’s adherence to the Foreign Corrupt Practices Act (FCPA), we require that all new Access Persons (and certain other persons) complete this questionnaire. Please respond to questions 1 and 2 below.

1.  Are you now or have you ever been a Non-U.S. Government Official?*
Yes ___                       No ___
If you answered yes to this question, please complete the information requested below:
Your Name
Official Title
Name of Government Body (Agency, Regulator, State Owned Entity, Ministry, etc.)
Country
Dates you were (are)Non-U.S. Government Official	From (mm/dd/year) To (mm/dd/year)
Describe the Scope of your responsibilities
  Attach additional information if more than one person and /or with more than one government body.

2. Is any member of your family (e.g., Spouse/Partner, Parent, Grandparent, In-laws, Sibling, Child,) a Non-U.S. Government Official, or do you have a close relationship with a Non-U.S. Government Official who has the ability to influence DoubleLine’s Business?

Yes ___                        No ___

If you answered yes to this question, please complete the information requested below:
Your Name
Name of Non-U.S. Government Official
Official Title
Name of Government Body (Agency, Regulator, State owned Entity, Ministry, etc.)
Country
Dates this Individual was (is) Non-U.S. Government Official	From (mm/dd/year) To (mm/dd/year)
Describe the scope of this Official’s responsibility
Did this Non-U.S. Government Official refer you to DoubleLine?	Yes ___ No ___
Attach additional information if more than one position and/or with more than one government body.

_________________________________                     __________________________________                   _______________
Print Name                                                                               Signature                                                                                 Date

DoubleLine defines a *Non-U.S. Government Official as:
“Non-U.S. Government Official” is broadly defined and includes any employee, agent or representative of a non-US government, and any non-US political party, party official or candidate. This can include royalty, non-US legislators, representatives of non-US state-owned enterprises and sovereign wealth funds, trade delegations, and employees of public international organizations (including but not limited to the United Nations, the International Monetary Fund, the World Bank and many other international agencies), regardless of rank or position, and any individuals acting on behalf of a Non-U.S. Government Official.
This may involve activities done on a paid or unpaid basis.

Exhibit XI E

DOUBLELINE FUNDS TRUST

AND

DOUBLELINE CAPITAL LP

REQUIRED ANNUAL ATTESTATIONS AND DISCLOSURES

DATE:

TO:

FROM:
____________________________________________________________

Please read this form carefully.  Answer all questions completely, sign, date and return this form to the Chief Compliance Officer.

REQUIREMENT TO KEEP THIS INFORMATION CURRENT:  You are required to promptly provide updated information, in writing, to the Chief Compliance Officer in the event any of the information that you report below changes or becomes inaccurate in any way.

1.	I have received or have access to the DoubleLine Capital LP (the “Adviser”) and DoubleLine Funds Trust (the “Trust”) (together the “Companies”) Code of Ethics (the “Code”).

2.
I am aware that the policies and procedures set forth in the Code are designed to assist me, the Companies and the Companies’ employees in compliance with legal and regulatory requirements, the Companies’ own internal standards, and to maintaining the trust and confidence of those individual with whom the Companies conducts business and to upholding high standards of integrity and business ethics.

3.	I have read and understand the Code and I agree to comply with it fully.

4.
I understand that any failure on my part to comply with all applicable laws, regulations, or requirements and the policies and procedures set forth in the Code may have serious adverse consequences for both me and the Companies and can lead to disciplinary actions by the Companies against me up to and including termination.

5.
If at any time I have any doubt, whatsoever, as to the correct policy or procedure to follow in relation to any matter covered by the Code, or if I am unclear as to the meaning or effect of anything contained in the Code, I agree to consult with legal or compliance personnel.

6.
Since my date of employment with the either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies’ policies on directorships of public or private companies and, except as otherwise disclosed below, I do not currently serve as a director of any public or private companies.  (If none, please indicate “None”)

_______________________________________________________________________

7.
Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies’ policies on outside business activities and, except as otherwise disclosed below, I am not currently engaged in any other business activities, or employed or compensated by any other person or serve as an officer, partner or employee of any business organization.  (If none, please indicate “None”)

_______________________________________________________________________

8.
Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies’ policies on the reporting of accounts and transactions involving securities and other financial products.  Without limiting the foregoing, I have notified the Companies with respect to all outside accounts opened for the purchase, holding or disposition of any financial products that are beneficially owned by: (i) me; (ii) my spouse or domestic partner; (iii) my child or a child of my spouse or domestic partner, provided, in each case, the child resides in the same household with, or is financially dependent upon, me; and (iv) any account as to which I have discretionary authority or direct influence or control, including any account for which I act as trustee, executor or custodian, but excluding any account for a client to the extent the  discretion is exercised on behalf thereof.  I have also notified the Companies with respect to accounts beneficially owned by any Immediate Family Member, as hereinafter defined, that shares a household with me, unless I have no direct or indirect influence or control over such account.  For purposes of the foregoing, the term “Immediate Family Member shall mean, any grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in law, brother-in law, or sister-in-law.  In addition, in connection with each account, I have requested that duplicate copies of confirmations and account statements be provided to the Companies and have notified the Companies of all changes thereto.

9.
Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies policies on the filing of Holdings Report Notification forms with respect to transactions in financial products are beneficially owned by: (i) me; (ii) my spouse or domestic partner; (iii) my child or a child of my spouse or domestic partner, provided, in each case, the child resides in the same household with, or is financially dependent upon, me; (iv) an Immediate Family Member that shares a household with me, unless I have no direct or indirect influence or control over such transaction.

10.
Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have not received any third party compensation, except as indicated below.  (If none, please indicate “None”)

________________________________________________________________________

11.
I acknowledge the confidential nature of nonpublic information regarding our clients.   Consistent with applicable policies and guidelines, I will respect and safeguard the privacy of our clients and the confidential nature of their information.  Without limiting the general nature of this commitment, I will not access or seek to gain access to confidential information regarding any past or present client, except in the course of fulfilling my job responsibilities. I understand that in this context, confidential information is considered to be all nonpublic information that can be personally associated with an individual.

I will not use another person’s computer sign-on or computer access code or provide another the use of my sign-on code to gain access to confidential information without proper authorization.  I will not disclose confidential information to those who are not authorized to receive it. In addition, I will not, without proper authorization, copy or preserve by paper writing, electronic, or any other means confidential information, nor will I disseminate any such information without proper authorization.  If I am in doubt about whether the authorization provided is proper, I will consult the Companies’ Compliance or legal personnel for guidance.

I acknowledge the receipt of my ID’s and Passwords. I understand that passwords are the equivalent of my signature. I understand that I will only access information that is required for me to perform my assigned tasks.  I acknowledge that If I disclose passwords to any other person, I will be fully accountable and responsible for any use or misuse by that individual to the same extent as if I had performed the act or omission. If I have any reason to believe that the confidentiality of my passwords has been violated, I will notify my supervisor immediately and ensure that the passwords are promptly changed.

12.	I have complied fully with the Companies’ insider-trading policy as set forth in the Code.

13.	Authorization is hereby granted to the Companies to open any and all mail and monitor all forms of communication addressed to my attention and delivered to the Companies.

14.
Nothing has changed in my disclosures regarding non-US Government Officials and the Foreign Corrupt Practices Act since my last report. (Otherwise, I will complete a new form regarding non-US Government Officials and submit it with this attestation.)

15.
I understand that a willful misstatement or omission of information requested on this form, or a violation of any applicable federal or state law, regulatory or self-regulatory organization requirement, or any of the Adviser’s or the Trust’s policy or procedures, as set forth in the Code, or otherwise, may be considered grounds for termination of my employment and other disciplinary action by the Companies.

________________________________________________
SIGNATURE

           _____________________________________________
                            TYPE OR PRINT NAME

 ___________________
DATE